UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.        )

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Sonoco Products Company

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SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

March 7, 2014

To Our Shareholders:

You are cordially invited to attend our Annual Shareholders’ Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 16, 2014, at 11:00 a.m. (Eastern time).

We have enclosed a Notice of 2014 Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company’s progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

We have also enclosed a copy of our 2013 Annual Report, which reviews the Company’s events of the past year, and discusses strategy and the outlook for the future (or we delivered one copy of the Annual Report for all shareholders at your address).

We hope that you will come to the 2014 Annual Meeting of Shareholders in person; however, even if you plan to attend, we strongly encourage you to complete the enclosed proxy card or brokers’ voting instruction form and return it in the enclosed business reply envelope. If you are a shareholder of record, you can also vote by telephone (if you live in the United States) or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

Harris E. DeLoach, Jr.

Executive Chairman

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (Eastern time) on Wednesday, April 16, 2014

PLACE	The Center Theater, 212 North Fifth Street, Hartsville, South Carolina

PURPOSES	(1)	To elect five members of the Board of Directors;

(2)	To ratify the selection of independent registered public accounting firm;

(3)	To vote on an advisory (nonbinding) resolution to approve executive compensation;

(4)	To approve the 2014 Long-Term Incentive Plan; and

(5)	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	You may vote only if you were a shareholder of record at the close of business on February 26, 2014.

ANNUAL REPORT	We have enclosed a copy of the 2013 Annual Report or we have delivered a single copy of the Annual Report for all shareholders at your address. The Annual Report is not part of the proxy soliciting material.

PROXY VOTING	It is important that your shares be represented and voted at the meeting.

If you hold your shares in your own name as a record shareholder, please vote in one of these three ways:

(1)	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States;

(2)	VISIT THE WEB SITE shown on your proxy card and vote via the Internet; or

(3)	MARK, SIGN, DATE, AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

If your shares are held in street name by a broker, bank, or other nominee, please follow the instructions that entity sent to you with these proxy materials to have your shares voted at the Annual Meeting.

By order of the Board of Directors,

Ritchie L. Bond

Secretary

March 7, 2014

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, April 16, 2014, at 11:00 a.m. (Eastern time) at The Center Theater, 212 North Fifth Street, Hartsville, SC, and at any adjournment or postponement of the meeting. The terms “we,” “our,” “us,” “Sonoco,” and “the Company” all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 14, 2014.

Who May Vote

You will only be entitled to vote at the Annual Meeting if our records show that you were a record shareholder on February 26, 2014. At the close of business on February 26, 2014, a total of 102,292,892 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to Vote Shares Held Directly

If you hold your shares in your own name as a record shareholder, you may vote by proxy or in person at the meeting. To vote by proxy you may select one of the following options: telephone, Internet, or mail.

Vote by Telephone:

You may vote by telephone (if you live in the United States) using the toll-free number shown on your proxy card. You must have a touch-tone telephone to use this option. Telephone voting is available 24 hours a day, seven days a week. Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please DO NOT return your proxy card.

Vote through the Internet:

You may vote through the Internet. The Web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote through the Internet, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, please DO NOT return your proxy card.

Vote by Mail:

If you choose to vote by mail, please mark the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

Actions of the Proxy Agents

If you are a record shareholder and you indicate your voting choices, your shares will be voted according to your instructions. If you fail to give voting instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors, FOR ratification of the selection of PricewaterhouseCoopers, LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014, FOR the advisory (non-binding) resolution to approve executive compensation, and FOR approval of the 2014 Long-Term Incentive Plan. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board of Directors does not know of any other such matters.

How to Vote Shares Held in Street Name by a Broker, Bank, or Other Nominee

If your shares are held in street name by a broker, bank, or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank, or other nominee. Please refer to the voting instructions provided by your account manager. Your broker or other nominee is not permitted to vote your shares on election of directors, the advisory (non-binding) resolution to approve executive compensation, or approval of the 2014 Long-Term Incentive Plan unless you provide voting instructions. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish it to vote.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you wish to vote at the meeting and your shares are held in street name by a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record prior to the meeting and present it to the Secretary of the Company at the meeting.

If you wish to attend the meeting in person, you may obtain directions to our office at our Web site: www.sonoco.com. The site of the Annual Meeting is only a short distance from the Sonoco office, and directions from the office to the annual meeting site may be obtained at the reception desk.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a record shareholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting;

•	by delivering to the Secretary of the Company, 1 North Second Street, Hartsville, SC 29550 USA, written instructions revoking your proxy; or

•	by delivering to the Secretary an executed proxy bearing a later date.

Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.

If your shares are held in street name by a broker, bank, or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker or other nominee who holds your shares.

How Votes Will Be Counted

The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote (a “quorum”) is represented at the meeting. If you have submitted valid proxy instructions or are a record shareholder and attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. “Broker non-votes” also count in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank, or nominee who holds shares in street name for a beneficial owner attends the meeting in person or by proxy but chooses not to vote on a particular proposal, or does not have discretionary voting power for that proposal, and has not received voting instructions from the beneficial owner.

Brokers do not have discretionary authority to vote on director elections, the advisory (non-binding) resolution to approve executive compensation, or to approve the 2014 Long-Term Incentive Plan. Therefore, if you hold shares in street name and do not return a broker voting instruction form, or if you return a broker voting instruction form but do not indicate how you want your broker to vote on any of these matters, a broker non-vote will occur with respect to these matters. Brokers do, however, continue to have discretionary authority to vote on ratification of independent auditors, and may do so when you have not provided instructions on that matter.

If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. “Plurality” means that, if there were more nominees than positions to be filled, the persons who received the largest number of votes would be elected. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes that are withheld or that are not voted in the election of directors (including broker non-votes) will have no effect on the outcome of the election. Cumulative voting is not permitted.

The vote on the advisory resolution to approve executive compensation is non-binding on us and our Board of Directors. Marking the proxy card or your broker voting instructions “FOR” indicates support for the resolution; marking the proxy card or your broker voting instructions “AGAINST” indicates lack of support for the resolution. You may abstain by marking the “ABSTAIN” box on the proxy card or your broker voting instructions.

Approval of the proposal to adopt the 2014 Long-Term Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal. With respect to shares that are present and entitled to vote, any votes that are withheld or any shares that are not voted for adoption of the plan, including broker non-votes, will have the effect of votes against the plan.

Any other matter, including ratification of the selection of PwC as our independent registered public accounting firm, that may be brought before the meeting will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Abstentions or shares that are not voted will have no effect on the outcome of such matters.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, fax, email, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors of the Company at thirteen. At our Annual Meeting, five directors will be elected. B.J. McGarvie, H.A. Cockrell, J.M. Micali, L.W. Newton, and M.D. Oken have been nominated to hold office for the next three years, their terms expiring at the Annual Shareholders’ Meeting in 2017, or when their successors are duly elected and qualify to serve. Mr. Cockrell, elected by the Board of Directors in July 2013, and Ms. McGarvie, elected by the Baord of Directors in February 2014, have not been previously elected by shareholders. Mr. Cockrell and Ms. McGarvie were recommended for election to the Board by our Executive Chairman and Lead Director, respectively. The proxy agents intend to vote FOR the election of the five persons named above unless you withhold authority to vote for any or all of the nominees. The Board of Directors recommends that you vote FOR each nominee.

Name, Age, Principal Occupation, and Directorships in Public Corporations during the Last Five Years	Director Since
HARRY A. COCKRELL (64). Mr. Cockrell has been managing director of Pacific Tiger Group Limited, a Hong Kong-based privately held investment enterprise with a wide range of businesses and assets across the Asia/Pacific region, since 2005. He is a director of Pathfinder Investment Holdings Corporation, a Philippines real estate management group. He is a former director of Hanesbrands, Inc., and former investment committee member of Asian Infrastructure Fund. Earlier in his career, he was director of corporate banking for the National Commercial Bank of Saudi Arabia and was a banking advisor for Middle Eastern and Asian interests.	2013

BLYTHE J. MCGARVIE (57). Ms. McGarvie has been a senior lecturer in the accounting and management unit at Harvard Business School since July 2012. She served as chief executive officer and founder of Leadership for International Finance, LLC, an advisory firm offering tailor-made consulting services and leadership seminars from 2003 to 2012. She is currently a director of Accenture plc, Viacom, Inc., and LKQ Corporation. She was previously a director of Pepsi Bottling Group from 2002 to 2010 and The Travelers Companies, Inc. from 2003 to 2011.	2014

JAMES M. MICALI (66). Mr. Micali has been Senior Advisor to, and limited partner of, Azalea Fund III of Azalea Capital LLC (private equity firm), Greenville, SC, since 2008. He served as “Of Counsel” with Ogletree Deakins LLC (law firm), Greenville, SC, from 2008 to 2011. He retired as Chairman and President of Michelin North America, Inc., Greenville, SC, in August 2008. Following his retirement, Mr. Micali served as a consultant to Michelin through September, 2009. Mr. Micali is currently a director of SCANA Corporation and American Tire Distributors Holding, Inc. He also serves on the boards of several Azalea owned companies and is an advisory board member of Humphrey Enterprises (an automotive supplier), of Boston, MA. Mr. Micali was a trustee of the French Cultural Center, a nonprofit Boston charitable organization from 2009 to 2013. He also was a director of Lafarge North America from 2003 to 2007 and Ritchie Bros. Auctioneers, Incorporated, from 2008 to 2012.	2003

Name, Age, Principal Occupation, and Directorships in Public Corporations during the Last Five Years	Director Since
LLOYD W. NEWTON(1) (71). General Newton was Executive Vice President of the Pratt & Whitney Military Engines business unit (developer and manufacturer of engines for military and commercial aircraft), E. Hartford, CT (a part of United Technologies Corporation), from 2000 until his retirement in 2006. General Newton retired as a four-star general in the U.S. Air Force in 2000 after a distinguished 34-year military career. At the time of his retirement from the Air Force, General Newton was Commander, Air Education, and Training Command — a 13-base, 57,000 personnel assignment. He is currently a director of Torchmark Corporation and L-3 Communications Holdings, Inc. He also serves as a director of Milliken & Company (a privately held innovative textile and chemical company), and is Chairman of the National Defense University, Board of Visitors. He was previously a director of Goodrich Corporation from 2006 to 2012.	2008

MARC D. OKEN (67). Mr. Oken has been Managing Partner of Falfurrias Capital Partners (a private equity firm), Charlotte, NC, since 2006. He held executive officer positions (most recently as Chief Financial Officer) at Bank of America Corporation from 1989 until he retired in January 2006. Prior to joining Bank of America, he was a partner at Price Waterhouse LLP, serving there for 13 years. From 1981 to 1983, Mr. Oken was a Fellow with the Securities and Exchange Commission. He is currently a director of Marsh & McLennan Companies, Inc. and Capital Bank Financial Corp. He was previously a director of Star Scientific, Inc. from 2005 to 2009.	2006

(1)	Although General Newton is being elected for a three year term to serve until 2017, our Bylaws provide that retirement of directors shall be automatic upon reaching the age of 72. Accordingly, General Newton will retire from the Board in December 2014.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS CONTINUE

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2015 are:

Name, Age, Principal Occupation, and Directorships in Public Corporations during the Last Five Years	Director Since
DR. PAMELA L. DAVIES (57). Dr. Davies has been President of Queens University of Charlotte (institution of higher learning), Charlotte, NC, since 2002. Prior to that, she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. She is currently a director of Family Dollar Stores, Inc. and YMCA, USA. She was previously a director of Charming Shoppes from 1998 to 2009 and C&D Technologies, Inc. from 1998 to 2010.	2004

HARRIS E. DeLOACH, JR. (69). Mr. DeLoach has been our Executive Chairman since March, 2013, prior to which he had been our Chairman since 2005. He was our Chief Executive Officer from 2000 until his retirement in 2013, President from 2000 to 2010, Chief Operating Officer from April 2000 to July 2000, Senior Executive Vice President from 1999 to 2000, Executive Vice President from 1996 to 1999, Group Vice President from 1993 to 1996, Vice President — Film, Plastics and Special Products from February 1993 to October 1993, Vice President — High Density Film Products division from 1990 to 1993, and Vice President — Administration and General Counsel from 1986 to 1990. Mr. DeLoach is currently a director of Duke Energy and Milliken & Company (a privately held innovative textile and chemical company). He was previously a director of Progress Energy, Inc. from 2006 to 2012 and Goodrich Corporation from 2003 to 2012.	1998

EDGAR H. LAWTON, III (53). Mr. Lawton has been President and Treasurer of Hartsville Oil Mill (vegetable oil processor), Darlington, SC, since 2000, and he has been a director of Hartsville Oil Mill since 1991. Mr. Lawton was Vice President of Hartsville Oil Mill from 1991 to 2000.	2001

JOHN E. LINVILLE (68). Mr. Linville served as an attorney in private practice in New York, NY, from 2004 until his retirement in 2012. Prior to that he had been Counsel with Manatt, Phelps & Phillips, LLP from 2003 to 2004. He joined the firm through its merger with his prior firm — Kalkines, Arky, Zall & Bernstein, LLP (“KAZB”). Mr. Linville joined KAZB in 1990 after having been General Counsel and then Acting President of the New York City Health & Hospitals Corporation.	2004

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2016 are:

Name, Age, Principal Occupation and Directorships in Public Corporations during the Last Five Years	Director Since
JOHN R. HALEY (52). Mr. Haley has served as Chief Executive Officer of Gosiger, Inc., (a privately owned distributor of computer-controlled machine tools and factory automation systems), Dayton, OH, since 2010. He served as a Gosiger managing partner from 2001 to 2010, and as a Division Vice President from 1992 to 2001. Mr. Haley is currently a director of Ultra-met Carbide Technologies and the Gosiger Foundation. Mr. Haley is the brother-in-law of R.H. Coker, who is an executive officer of the Company.	2011

PHILIPPE R. ROLLIER(1) (71). Mr. Rollier retired as President and Chief Executive Officer of Lafarge North America (construction materials group), Herndon, VA, in December, 2006, having served in that position since 2001. He spent his entire career with Lafarge Group progressing through numerous positions before assuming the above-mentioned responsibilities. He is currently a director of Mersen (formerly Carbone Lorraine, a global expert in electrical specialties and graphite-based materials), a member of the supervisory board of Group Gregoire (a manufacturer of windows and doors), and President Director General of STAN SA (an institution of higher learning). He was previously a director of Monier, S.A. from 2007 to 2008, Sperian Protection from 2007 to 2010, and Moria, S.A. from 1992 to 2011.	2007

M. JACK SANDERS (60). Mr. Sanders has been our Chief Executive Officer since April 2013 and our President since 2010. He was our Chief Operating Officer from 2010 to 2013, Executive Vice President, Consumer from January to December 2010, Executive Vice President, Industrial from 2008 to 2010, Senior Vice President, Global Industrial Products from 2006 to 2008, Vice President, Global Industrial Products from January to October 2006, and Vice President, Industrial Products, N.A. from 2001 to 2006.	2012

THOMAS E. WHIDDON (61). Mr. Whiddon was an Advisory Director of Berkshire Partners, LLC (a Boston -based private equity firm), from October 2005 until December 2013, and served various Berkshire portfolio companies in an executive capacity on an interim basis. He was Executive Vice President — Logistics and Technology of Lowe’s Companies, Inc. from 2000 until he retired in 2003 and was previously their Executive Vice President and Chief Financial Officer from 1996 to 2000. Mr. Whiddon is currently a director of Carter’s Inc. and Dollar Tree Stores, Inc.	2001

(1)	Although Mr. Rollier was elected for a three year term to serve until 2016, our Bylaws provide that retirement of directors shall be automatic upon reaching the age of 72. Accordingly, Mr. Rollier will retire from the Board in February 2015.

ADDITIONAL INFORMATION ABOUT EXPERIENCE AND QUALIFICATIONS

OF DIRECTORS AND NOMINEES

Our current directors have a wide range of specific employment and other leadership experiences, knowledge, and skills that qualify them for service on our Board and its Committees. Many of our directors also serve on the boards of other public companies, which provides them experience with governance, legal, and regulatory issues facing public companies in general, and with alternative approaches to those issues. Most of our directors are also active on the boards of non-profit organizations.

In addition to the background information described in their biographies, their individual qualifications are highlighted below:

Mr. Harry A. Cockrell, as managing director of Pacific Tiger Group Limited, brings a wealth of business, financial, and investment experience, especially in the important and growing Asia/Pacific region. He has hands on management experience in a number of industries and markets relevant to the Company’s products and services. He also has other public board experience.

Dr. Pamela L. Davies, as President of Queens University of Charlotte and the former Dean of the McColl School of Business, brings financial and strategic planning expertise, broad leadership ability, a global perspective, and a strong business academic viewpoint, as well as relevant experience on other public boards.

Mr. Harris E. DeLoach, Jr., as our Executive Chairman and former President and Chief Executive Officer, has 28 years of significant leadership experience with our Company and has extensive knowledge and understanding of our business, our people, our customers, and our shareholders. As a former practicing attorney and a board member of other public and privately held companies, he also brings in-depth legal and board governance experience.

Mr. John R. Haley’s current position as Chief Executive Officer of Gosiger, Inc., as well as his previous management roles in that organization, have provided him extensive leadership experience in the manufacturing sector. His related experience in corporate finance also provides a valuable resource for our Board.

Mr. Edgar H. Lawton, III, as President of Hartsville Oil Mill, brings knowledge of global commodity markets and customers, as well as financial acumen. His operations knowledge includes expertise in managing environmental issues, and he is very helpful to us as a local business owner in the same geographic area as our global headquarters.

Mr. John E. Linville is a retired attorney and has been a partner in two New York City law firms. He has also served as General Counsel and Acting President of the New York City Health & Hospitals Corporation, the organization that operates New York City’s public hospitals. This experience provided him with legal and financial expertise as well as leadership skills from the perspective of a large organization. As Chair of the Employee and Public Responsibility Committee, his background provides our Board with useful insights on a range of policy issues.

Ms. Blythe J. McGarvie, currently a senior lecturer at the Harvard Business School and previously chief executive officer of a firm she founded that focused on finance and leadership, brings significant financial and corporate governance expertise to our Board. She also serves on the boards of three other public companies.

Mr. James M. Micali, formerly “Of Counsel” to Ogletree Deakins LLC law firm and formerly Chairman and President of Michelin North America, Inc., has highly relevant leadership and operating experience in a large manufacturing company with global reach. His international perspective, corporate governance experience as a director of other public companies, and legal expertise are also very valuable to us as a Board member and in his role as Lead Director and Chair of the Corporate Governance and Nominating Committee.

General Lloyd W. Newton, formerly an Executive Vice President with Pratt & Whitney Military Engines (a business unit of United Technologies Corporation) and a retired four-star general in the U.S. Air Force, brings a wealth of leadership and management experience, human resource skills, and knowledge of technology, as well as a global perspective. He also serves on the boards of two other public companies.

Mr. Marc D. Oken, currently Managing Partner of Falfurrias Capital Partners and retired Chief Financial Officer of Bank of America Corporation, and a former partner with Price Waterhouse LLP, has in-depth financial experience, banking perspective, and mergers and acquisitions background, as well as senior leadership experience. Because of his accounting and banking background, Mr. Oken has previously served as Chair of the Audit Committee, as well as being an Audit Committee Financial Expert. Mr. Oken also serves as Chair of the Audit Committee for the Marsh & McLennan Companies, Inc.

Mr. Philippe R. Rollier, as retired President and Chief Executive Officer of Lafarge North America, a global building products company, brings knowledge of global markets, experience as a public company chief executive officer, broad leadership capability, and strong operational background and expertise. His perceptions on international business issues are particularly valuable to our Board. Mr. Rollier has served on the boards of other public companies with involvement on audit, compensation, governance, and strategic planning committees.

Mr. M. Jack Sanders, as our current Chief Executive Officer and President, has 26 years of leadership experience with our Company, including senior executive roles with each of our operating business segments.

Mr. Thomas E. Whiddon, as a former Advisory Director of Berkshire Partners, LLC, and as retired Executive Vice President — Logistics and Technology and Chief Financial Officer of Lowe’s Companies Inc., brings general management, information technology and logistics expertise, and strong financial acumen, as well as experience with retail end markets. Mr. Whiddon is Chair of the Audit Committee and also serves on the boards and audit committees of two other public companies, which provides him with corporate governance experience and background.

CORPORATE GOVERNANCE

Director Independence Policies

Our listing agreement with the New York Stock Exchange requires that at least a majority of the members of our Board of Directors be independent. Under the Exchange’s standards, “independent” means that a director has been determined by the Board to have no material relationship with us (either directly, or indirectly through an immediate family member or as a partner, shareholder or officer of an organization that has a relationship with us). To assist us in making these determinations we have adopted the following guidelines, which are also the guidelines set forth in the New York Stock Exchange Listing Standards. These guidelines are set forth in our Corporate Governance Guidelines, which are available on our Web site at www.sonoco.com.

A director will not be considered independent if:

•	The director is, or in the past three years has been, our employee, or has an immediate family member who is, or in the past three years has been, one of our executive officers;

•

The director has received, or has an immediate family member (other than an immediate family member who is a non-executive employee) who has received, during any twelve-month period within the past three years, more than $120,000 in direct compensation from us (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	The director or an immediate family member is a current partner of a firm that is our internal or external auditor or the director is a current employee of such a firm;

•	The director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on our audit;

•	The director or an immediate family member was within the last three years a partner or employee of our internal or external audit firm and personally worked on our audit within that time;

•

The director or an immediate family member is, or in the past three years has been, an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•

The director is a current employee of, or has an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

Being a current employee of, or having an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Based on these criteria, our Board of Directors has determined that the following directors, who constitute a majority of the Board, are independent: H.A. Cockrell, P.L. Davies, E.H. Lawton, III, J.E. Linville, B.J. McGarvie, J.M. Micali, L.W. Newton, M.D. Oken, P.R. Rollier, and T.E. Whiddon. J.H. Mullin, III who retired from the Board of Directors on June 15, 2013, was also independent.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our directors, officers, and employees. Copies of these Governance Guidelines and the Code of Business Conduct are available through our Web site at www.sonoco.com. Printed versions are available to our shareholders on request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA, or through email to the CorporateSecretary@sonoco.com.

On February 13, 2013, the Board of Directors adopted a “Majority Withheld Vote” policy that, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” shall promptly offer to resign following certification of the shareholder vote. This new policy is detailed in the Company’s Corporate Governance Guidelines available on the Company’s Web site.

Leadership Structure

The Board has a case-by-case philosophy on the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and recognizes that there are various circumstances that weigh in favor of or against both combination and separation of these offices. In fact, within the last decade we have employed both structures — combined offices and separate offices. The Board believes it is in the best interests of Sonoco for the Board to make such a determination in light of current circumstances when it considers the selection of a new Chief Executive Officer or at such other time as is appropriate.

Our Executive Chairman, Harris E. DeLoach, Jr., also served as our Chief Executive Officer from 2000 until his retirement April 1, 2013. At that time, M. Jack Sanders became our Chief Executive Officer, once again separating the two offices.

As of December 31, 2013, the Board consisted of twelve directors, at least nine of whom were independent directors (as defined by New York Stock Exchange standards). To promote open discussion among our independent/non-management directors, those directors meet at regularly scheduled executive sessions without management present. Four such meetings were held during 2013.

Our by-laws were amended in February 2012 to provide that the Chairman of the Corporate Governance and Nominating Committee, who is always an independent director, will simultaneously serve as Lead Director. The Lead Director is authorized to call meetings of the independent directors, and has duties that include:

•	Presiding at any meeting of the Board at which the Chairman is not present;

•	Presiding at executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors when requested to do so;

•

Conferring with the Chairman regarding (i) the information sent to the Board, (ii) the agenda for meetings of the Board, and (iii) the schedules for meetings of the Board to assure that there will be sufficient time to discuss agenda items; and

•	Being available for consultation and direct communication with major shareholders.

J.M. Micali currently serves as the Chairman of the Corporate Governance and Nominating Committee, and as Lead Director.

The Board decided to adopt a lead independent director structure to allay concerns, expressed in the corporate governance arena by various groups, that having a single individual at times serve as the chairman of the board and the principal executive officer of a public company might result in a diminution of the ability of the independent directors to meaningfully participate in the board’s oversight of management of that company. Although the independent directors of Sonoco do not believe that their ability to actively participate has, in fact, been diminished, they determined that the lead independent director structure could provide a worthwhile mechanism to reduce the possibility of any such diminution in the future.

Shareholders and other interested parties may communicate with the non-management (or independent) directors by writing to Non-Management (or Independent) Directors, c/o Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA, or by email to CorporateSecretary@sonoco.com.

Director Nomination Process

Our Corporate Governance and Nominating Committee recommends to our Board of Directors nominees to fill vacancies on the Board of Directors as they occur, and recommends candidates for election as directors at Annual Meetings of Shareholders. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

In recommending candidates, the Corporate Governance and Nominating Committee evaluates such factors as leadership experience, experience with business and with other organizations of comparable size and scope, knowledge or skills that would be valuable to us such as financial acumen, understanding of relevant technologies, knowledge of our markets or our customers, interpersonal skills, decision-making skills, and the ability to devote the necessary time to board service. In addition, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Committee strives to have a diverse board in terms of types of experience, background, age, skills, gender, race and nationality, although it does not have a specific policy or guideline related to board diversity. Candidates are considered for nomination based on their individual qualifications as well as in consideration of how their capabilities complement other current Board members’ experience and business background. The Board believes a diverse board has greater depth and capability than the sum of its individual directors’ qualifications.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Corporate Governance and Nominating Committee for consideration as a Board of Directors’ nominee, you must submit in writing to the Corporate Governance and Nominating Committee your recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chair of the Corporate Governance and Nominating Committee at the Company’s address and must be received no later than January 5 in any year to be considered by the Committee as a potential Board of Directors’ nominee. The Corporate Governance and Nominating Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered by the Corporate Governance and Nominating Committee for election at an annual meeting unless the shareholder recommendations are received no later than January 5 of the year of the meeting. In addition to making such recommendations, shareholders have the right to nominate candidates for election as directors at an annual meeting if they make a written nomination at least 60 days prior to the meeting. Any such nomination should be submitted to our Corporate Secretary at 1 North Second Street, Hartsville, SC 29550 USA. No such nominations have been made for this Annual Meeting.

Communications with the Board of Directors

Any shareholder or other interested party who wishes to send communications to any member of the Board of Directors should mail such communications addressed to the intended recipient by name or position in care of: Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or by email to CorporateSecretary@sonoco.com. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication, the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors or, if specified, to the independent or non-management directors, the Corporate Secretary will send appropriate shareholder communications to the Lead Director, who is also the Chair of the Corporate Governance and Nominating Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chair of such committee.

The Corporate Secretary is required to maintain a record of all communications received that were addressed to one or more directors, including those determined not to be appropriate shareholder communications. Such record will include the name of the addressee, the disposition by the Corporate Secretary and, in the case of communications determined not to be appropriate, a brief description of the nature of the communication. The Corporate Secretary is required to provide a copy of any additions to the record to the Chair of the Corporate Governance and Nominating Committee quarterly.

Board Meetings and Committees of the Board

During 2013, our Board of Directors held four regularly scheduled meetings to review significant developments affecting the Company and to act on matters requiring the Board of Directors’ approval. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members.

We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. In 2013, eleven of our directors attended the Annual Meeting.

To assist it in performing its duties, our Board of Directors has established an Audit Committee, an Executive Compensation Committee, a Corporate Governance and Nominating Committee, an Employee and Public Responsibility Committee, a Financial Policy Committee, and an Executive Committee. The table below outlines the membership and the number of meetings held by each committee in 2013. A brief description of the primary duties of each committee follows the table. Complete charters for all committees are available through the Investor Relations section of our Web site at www.sonoco.com. These charters are also available in print to any shareholder upon request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or through email to CorporateSecretary@sonoco.com. The Board of Directors has determined that each member of the Audit, Executive Compensation, and Corporate Governance and Nominating Committees is independent as defined in the New York Stock Exchange’s Listing Standards.

	Audit Committee	Executive Compensation Committee	Corporate Governance and Nominating Committee	Employee and Public Responsibility Committee	Financial Policy Committee	Executive Committee
H.A. Cockrell				X	X
P.L. Davies		X			X
H.E. DeLoach, Jr.						X
J.R. Haley				X	Chair
E.H. Lawton, III	X			X
J.E. Linville	X			Chair
J.M. Micali	X	X	Chair			X
L.W. Newton		X			X
M.D. Oken	X	Chair	X
P.R. Rollier	X			X
M.J. Sanders						X
T.E. Whiddon	Chair		X		X
Number of 2013 Meetings	8	6	4	2	4	0

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors with oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls and its means of assessing and managing exposure to risk, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function. The committee is directly responsible for the appointment, compensation, and retention of the independent auditor, and for overseeing the performance of attest services provided to the Company.

The Executive Compensation Committee establishes the Company’s general compensation philosophy and oversees the development and implementation of compensation programs. The committee directly oversees the administration of the Company’s executive officer compensation programs, reviews and approves corporate goals and objectives, evaluates actual performance against those goals and objectives, and sets compensation for the Chief Executive Officer, Chief Financial Officer, and other executive officers. The committee does not delegate its decision-making authority relating to executive compensation. Further information about the committee’s processes and procedures for the consideration of executive compensation is set forth under the captions “Executive Compensation – Compensation Discussion and Analysis – Role of Executive Officers in Determining Executive Compensation” on page 37 and “– Role of Independent Compensation Consultant” on page 36.

The Corporate Governance and Nominating Committee is responsible for developing and implementing corporate governance guidelines addressing the structure, mission, practices, and policies of the Board of Directors. The committee identifies, evaluates, and recommends individuals to the Board for nomination as members of the Board. The committee annually reviews the skills and characteristics of current Board members, and ensures that processes are in place for an annual appraisal of Chief Executive Officer performance, succession planning, and management development.

The Employee and Public Responsibility Committee provides oversight and guidance on social and public policy issues, including compliance with governmental or other regulatory requirements, which may affect business performance and public perception of the Company. The committee oversees the Company’s obligations to its employees and major public constituencies, including shareholders, customers, and the communities in which it operates.

The Financial Policy Committee provides oversight and monitoring of the Company’s financial planning and financial structure so as to provide congruence with the Company’s objectives of growth and sound operation. The committee reviews and evaluates the Company’s capital structure, significant financing transactions, financial risk management policies and practices, and investment funding and management of the Company’s defined benefit and postretirement benefit plans.

The Executive Committee is empowered to exercise all of the authority of the Board of Directors between regularly scheduled meetings, except as limited by South Carolina law.

The Board’s Role in the Risk Management Process

The Company oversees management of enterprise risk through its Risk Management Committee (RMC). The RMC is administrated by the Company’s Treasurer and its membership includes, among others, the most senior members of operating management and the Chief Financial Officer. The RMC holds three regularly scheduled meetings each year and may hold additional special meetings as needed. No such special meetings were held during 2013.

The RMC is guided in its activities and responsibilities by a risk management framework originally developed and implemented in 2006. As part of that development process, the most significant risks faced by the Company were identified, as well as where in the operating organization those risks are routinely monitored and managed. The RMC further identified certain specific risk areas that are sufficiently material or broad in nature to merit its direct ongoing oversight. Those risk areas are reviewed by the RMC on a rotational basis at its regularly scheduled meetings. Additionally, the RMC reviews other risk areas as needed, or to ensure that organizational risk management is functioning as identified in the framework.

While management, through the RMC, is responsible for managing enterprise risk, the Board provides oversight. The Board has delegated oversight of the Company’s risk management process and structure to the Audit Committee, which receives updates regarding the RMC’s activities and findings. As described in the table below, other Board committees are responsible for oversight of risk management for categories of risks relevant to their functions. The Board as a whole also reviews risk management practices in the course of its reviews of corporate strategy, business plans, Board committee reports, and other presentations.

Board / Committee	Primary Areas of Risk Oversight
Full Board	• Strategic and operational risks associated with the Company’s products, markets, geographic diversification, acquisitions and divestitures, major litigation, and succession planning.

Audit Committee	• Oversight of risk management process and structure; risks and exposures associated with financial reporting, internal controls, regulatory and other compliance, and litigation.

Financial Policy Committee	• Risks and exposures associated with liquidity, interest rates, currency, pension funding and investment performance, insurance coverage, and significant capital transactions.

Board / Committee	Primary Areas of Risk Oversight
Executive Compensation Committee	• Risks and exposures associated with executive development, succession policies and programs, and compensation policies and practices including incentive compensation.

Employee & Public Responsibility Committee	• Risks and exposures associated with the environment, safety in the workplace, equal opportunity employment, litigation, public policy, and other matters involving the Company’s reputation.

Corporate Governance & Nominating Committee	• Risks and exposures related to corporate governance, leadership structure, effectiveness of the Board and its committees, new director candidates, conflicts of interest, and director independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during the year ended December 31, 2013 were P.L. Davies, J.M. Micali, L.W. Newton, M.D. Oken and J.H. Mullin, III until his retirement on June 15, 2013. None of the members of the Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.

RELATED PARTY TRANSACTIONS

R.H. Coker, an employee of the Company since 1985, is the brother-in-law of J.R. Haley who is a member of the Board of Directors. Mr. Coker is currently Group Vice President, Global Rigid Paper and Plastics, and received total 2013 compensation of $1,437,000.

Related Party Transaction Approval Policy

The Board has adopted a written policy that any transaction or series of transactions in which Sonoco is a participant, for which the amount involved exceeds $120,000, and in which any related person will have a direct or indirect material interest must be approved by the Corporate Governance and Nominating Committee. The Board recognizes that such transactions may or may not be in the best interest of Sonoco and, as a result, empowers the Corporate Governance and Nominating Committee to evaluate all such related party transactions or series of transactions. The Committee is to approve only those transactions that it determines provide net economic value to us or where it is demonstrated to the satisfaction of the Committee that price, quality, service and other terms have been negotiated on an arms-length basis and are comparable to those available from unrelated third parties.

Our officers are required to notify the Committee of the proposed and ongoing related party transactions prior to each meeting of the Committee and provide the Committee with all relevant information necessary for the Committee’s consideration, including any information requested by the Committee.

For purposes of this policy, a “related party” is (i) any executive officer or director, (ii) any nominee for director, (iii) a beneficial owner of more than 5% of our voting securities, or (iv) any immediate family member of an officer, director, nominee for director or greater than 5% beneficial owner. An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household of an executive officer, director, nominee, or greater than 5% beneficial owner.

We also require that each executive officer, director, and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the Corporate Governance and Nominating Committee as to directors and director nominees, or by the Audit Committee as to executive officers. Directors’ responses to the questionnaires are also reviewed annually by the Corporate Governance and Nominating Committee for the purpose of assessing independence under our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards.

The types of transactions that have been reviewed in the past include the purchase and sale of goods and services from companies for which our directors serve as executive officers or directors, the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors, and the employment of family members of executive officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information as of December 31, 2013, about persons known to us to be the beneficial owners of more than 5% of our common shares. This information was obtained from Schedules 13G filed with the Securities and Exchange Commission by the entities named below, and we have not independently verified it.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
No Par Value Common	BlackRock Inc. (1) 40 East 52nd Street New York, NY 10022	9,071,204	8.9%

	The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	5,726,864	5.61%

(1)	In its most recently filed Schedule 13G, BlackRock, Inc. reported sole voting power with respect to 8,626,555 shares and sole dispositive power with respect to all 9,071,204 shares.

(2)	In its most recently filed Schedule 13G, The Vanguard Group reported sole voting power with respect to 64,256 shares, sole dispositive power with respect to 5,670,008 shares, and shared dispositive power with respect to 56,856 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of February 10, 2014, directly or indirectly, by each director and by each executive officer named in the Summary Compensation Table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent Of Class (2)	Vested Restricted Stock Units (3)	Deferred Compensation Units (4)	Performance- Contingent Restricted Stock Units (5)
H.A.Cockrell	–		–	–	571	–
Director
P.L. Davies	–		–	–	21,408	–
Director
H.E. DeLoach, Jr.	672,036		–	–	4,053	–
Executive Chairman
J.R. Haley	15,115		–	–	6,465	–
Director
E.H. Lawton, III	348,450	(6)	–	–	21,408	–
Director
J.E. Linville	565,087		–	–	21,408	–
Director
J.M. Micali	4,828		–	–	31,662	–
Director
L.W. Newton	–		–	–	14,842	–
Director
M.D. Oken	5,350		–	–	21,341	–
Director
P.R. Rollier	4,000		–	–	17,438	–
Director
T.E. Whiddon	15,590		–	–	21,408	–
Director
M.J. Sanders	74,486		–	10,326	–	123,358
President, Chief Executive Officer, and Director
B.L. Saunders	34,390		–	11,911	–	–
Vice President and Chief Financial Officer
J.M. Colyer	55,245		–	–	–	–
Vice President
R.C. Tiede	37,637		–	13,837	–	–
Vice President
R.H. Coker	156,547		–	11,465	–	–
Vice President
All Executive Officers and Directors as a group	2,197,443		2.1%	107,915	182,004	200,147
(26 persons)

(1)

The directors and named executive officers have sole voting and dispositive power over the shares unless otherwise indicated in the footnotes. The number does not include shares owned by family members or entities unless the named individual shares voting or dispositive power with respect to such shares. The number includes shares subject to currently exercisable options and SSARs and those exercisable within 60 days granted under the 1991 Key Employee Stock Option Plan (“1991 Plan”), the 1996 Non-Employee Directors’ Stock Plan (“1996 Plan”), the 2008 Long-Term Incentive Plan (“2008 Plan”), and the 2012 Long-Term Incentive Plan (“2012 Plan”) for the following directors and named executive officers: H.E. DeLoach, Jr. - 188,845 (includes 108,845 shares which would be issuable upon exercise of 458,600 SSARs); T.E. Whiddon - 5,000 shares; M.J. Sanders - 42,703 shares which would be issuable upon exercise of 213,800 SSARs; B.L. Saunders - 21,876 shares which would be issuable upon exercise of 102,500 SSARs; J.M. Colyer - 26,076 shares which would be issuable upon exercise of 118,000

SSARs; R.C. Tiede - 15,418 shares which would be issuable upon exercise of 74,000 SSARs; R.H. Coker - 14,173 shares which would be issuable upon exercise of 67,200 SSARs; and for all executive officers and directors as a group - 404,154 (includes 319,154 shares which would be issuable upon exercise of 1,419,460 SSARs). SSAR amounts represent the approximate number of shares issuable upon exercise of SSARs within 60 days after February 10, 2014, assuming that the closing price of Sonoco common stock used to determine the number of shares to be issued was $41.49 per share.

Also included are shares held in our Dividend Reinvestment Plan (13,135) and shares held in our Savings Plan (18,849).

Shareholdings in this column do not include restricted stock units granted under the 1991 Plan, 1996 Plan, 2008 Plan, or 2012 Plan (issuance of which has been deferred until retirement), compensation that has been deferred into Sonoco stock equivalent units, performance contingent restricted stock units granted under the 1991 Plan, 1996 Plan, 2008 Plan, or 2012 Plan or restoration units credited under the Omnibus Benefit Restoration Plan. Please see the columns to the right and footnotes 3, 4, and 5 below.

(2)	Percentages not shown are less than 1%.

(3)	Issuance of these shares has been deferred until retirement; accordingly, no present dispositive or voting rights are associated with them.

(4)	Compensation deferred into Sonoco stock equivalent units. No dispositive or voting rights are associated with these units. Prior to 2009, Sonoco stock restoration units in the Omnibus Benefit Restoration Plan were credited to employees who had reached the Internal Revenue Code limits under the Sonoco Savings Plan to restore the Company match that would otherwise be lost because of these limits. Effective January 1, 2009, the Restoration Plan was amended to convert existing restoration units to investments unrelated to Sonoco stock.

(5)	Performance-contingent restricted stock unit payouts which vested under the Long-term Incentive Compensation Program for the three year performance periods ended December 31, 2005 through December 31, 2013. Issuance of these shares has been deferred until retirement and no present dispositive or voting rights are associated with them.

(6)	Includes 283,574 shares owned by an educational trust of which Mr. Lawton is a trustee. Mr. Lawton shares voting and investment power over these shares with six other trustees, but he has no pecuniary interest in these and disclaims beneficial ownership of these shares.

On April 15, 2003, the Board of Directors adopted a resolution establishing stock ownership guidelines for outside directors. The guidelines establish a target level of ownership of our common stock based on years of service as a director from the date the guidelines were established. The guidelines are as follows: 3,000 shares, 5,000 shares and 8,000 shares after two, four, and six years of service, respectively. Compensation deferred into Sonoco stock equivalent units and Deferred Stock Equivalent Units are included in determining whether these guidelines have been met. All of our directors have met these guidelines.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

As is the practice with many companies, we file the required reports for our directors and executive officers based on the records we have and information furnished to us by our directors and executive officers. Based on such information, in 2013 all of the required filings were made on a timely basis.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our compensation decisions in 2013 were a result of a combination of internal and external factors with the overarching goal of linking pay with performance and creating long-term shareholder value. Our decisions involving goal setting and other actions influencing executive compensation were based on our expectations that there would be modest demand improvement in our global consumer and industrial served markets; that productivity improvements would more than offset higher labor, energy, freight and other operating expenses; and that higher pension costs would have negative impact on base earnings.

Overall, we delivered on many of our financial, operational and strategic commitments in 2013, while launching an effort to re-envision Sonoco to achieve future accelerated growth. We delivered record sales, gross profits and cash flow from operations in 2013, while free cash flow more than doubled. Despite an economic recession in Europe, slowing emerging markets and higher operating and pension costs, Sonoco’s base earnings grew nearly 5 percent and we were able to significantly improve our balance sheet by reducing debt along with pension and other postretirement liabilities. Also, during the year, we began to strategically align our diversified organization to facilitate the design and delivery of 360-degree Customized Solutions™ to our customers.

Specific financial and operating performance milestones included the following:

•

Net sales increased to a record $4.85 billion, up 1.3%, as volume growth in the Company’s Display and Packaging, Protective Solutions and Paper and Industrial Converted Products segments and higher sales price, were partially offset by the closure of the Company’s European recycling operations, the sale of a box plant and lower volume in Consumer Packaging.

•

Base earnings for 2013 were the third highest in the Company’s history, growing approximately 5 percent to $237.5 million, or $2.30 per diluted share. This improvement stemmed from productivity gains, modest volume growth and a positive price/cost relationship, partially offset by higher labor, maintenance, pension and other expenses. (See definition of base earnings and a reconciliation to its most closely applicable GAAP financial measures the Company’s Form 10-k for the year ended December 31, 2013 as filed with the Securities and Exchange Commission)

•	Gross profit increased nearly 4 percent to a record $874 million, with gross profit as a percent of sales expanding to 18.0%, up 40-basis points from 2012, and reaching the highest level since 2010.

•

Cash generated from operations was a record $538 million, up 33%, from 2012. This significant increase was due to higher GAAP earnings, lower cash taxes, working capital changes and lower pension and postretirement benefit plan contributions. Free cash flow (operating cash flow minus net capital expenditures and dividends) more than doubled in 2013 to $245 million.

•

Sonoco substantially improved its capital structure in 2013 as total debt was reduced by $392 million, to $981 million, which gave the Company a debt-to-total capital ratio of 36.3%, compared to 47.7% in 2012. Sonoco has one of the strongest credit ratings in the packaging industry with an investment grade ranking of BBB+ by Standard and Poor’s.

•

As a result of its performance in 2013, Sonoco provided its shareholders with a total return of 45.2%, approximately 30% higher than the S&P 500’s 2013 return. The Company’s market capitalization increased by approximately $1.25 billion to approximately $4.25 billion.

•

For the 31st consecutive year, the Company increased cash dividends and paid out a record $125 million in dividends to shareholders, up 4% from the dividends paid in 2012. Sonoco has paid dividends to shareholders for more than 88 consecutive years and the yield is approximately 50% higher than the S&P 500.

•

Sonoco began a process in 2013 to strategically align its diversified offerings to provide customized solutions that have an unequalled range of packaging products and services, combined with a broad spectrum of technical capabilities and a unique, formalized process for innovation we call i6™. We believe this business model is unparalleled in the industries in which we compete and allows us to provide our customers with innovative packaging solutions that enhance their business and their brand while accelerating our future organic growth.

In addition to achieving these strong financial milestones, we were recognized as one of the best managed companies when handling economic, environmental and social developments. Some of these achievements include the following:

•

For the fifth year in a row, Sonoco was listed on the Dow Jones Sustainability World Index for 2013/2014 (DJSI). Only 333 component companies were selected to the DJSI World Index for 2013/2014 following RobecoSAM’s Corporate Sustainability Assessment of nearly 3,000 invited companies. Including Sonoco, only three U.S. packaging companies made the listing. From the assessment, Sonoco received industry-leading scores in supply chain management, operational eco-efficiency and corporate citizenship and philanthropy.

•

Sonoco was also named a SAM Gold Class member for a third consecutive year in RobecoSAM’s Sustainability Yearbook 2013, and was also named RobecoSAM’s Sector Leader in the Containers and Packaging sector.

•

The Southeastern Corporate Sustainability Rankings, which recognizes the top 50 sustainable companies in their state and region of the U.S. for 2013, listed Sonoco as the most sustainable company in South Carolina and the 6th best company in the eight-state Southeast U.S. region for 2013. Of nearly 500 public companies surveyed, only UPS (Georgia), Coca-Cola (Georgia), Bank of America (North Carolina), Vulcan Materials (Alabama) and FedEx (Tennessee) ranked ahead of Sonoco.

•

Fortune Magazine listed Sonoco as one of only five packaging companies listed in its World’s Most Admired Corporations in 2013. This was the third consecutive year the Company was listed in this prestigious reputation ranking and we have shown improvement in each year of the ranking.

•	Finally, Sonoco was listed as the top ranked packaging company in the 2013 100 Best Corporate Citizens by Corporate Responsibility Magazine.

The Executive Compensation Committee of our Board of Directors (the “Committee”) is responsible for the oversight of all executive compensation. In reviewing the foregoing achievements in 2013, the Committee noted strong management team performance in several areas when compared with the performance of our packaging peers.

While the Company met many of our financial, operational and strategic commitments, we did not fully meet all targets. As a result, consistent with the Company’s philosophy to pay for performance and to pay within reason, executive compensation reached just above target levels. Specifically, the Performance-based Annual Cash Incentive payout was approximately 112% of Target, as described in detail under “2013 Committee Actions – Performance – Based Annual Cash Incentive” on page 28. The 2011-2013 Long-Term Incentive Plan did not vest due to below-threshold results in the prior two years for BEPS (Base Earnings Per Share) and RONAE (Return on Net Assets Employed), as described in more detail under “Results of 2011-2013 PCSU Performance Cycle” on page 31. The specific drivers and results of these two plans, as well as all other components of executive compensation, are covered in detail in later sections.

Highlighted below is an overview of Sonoco’s goals regarding executive compensation followed by the compensation objectives and elements of our executive compensation programs. The rationale of the key actions and decisions made with respect to our executive compensation programs in 2013 is also provided throughout several sections of the Compensation Discussion and Analysis.

Sonoco’s Goals Regarding Executive Compensation

Pay for performance. Compensation should provide incentive for and reward the creation of value for the Company’s stakeholders. As such, we believe that a substantial portion of executive compensation should be tied to relevant financial and/or operational outcomes that (a) reflect the decisions and efforts of those being compensated, and (b) contribute to the creation of value over the long term. While compensation should ultimately reward long-term performance, incentives for short-term (i.e. annual) performance objectives are also appropriate to the extent the incentive supports sustainable value creation. As illustrated on page 25, 84% of our CEO’s target total direct compensation and 76% of our other NEOs’ target total direct compensation is tied to Company performance, which we believe is a significant driver of shareholder value.

Pay within reason. Compensation levels and performance targets should be sensible within the context of a company’s peer group, taking into account differences in company size and complexity, as well as performance. The Committee retains an independent consultant that provides advice relating to executive officer and director compensation, but does not provide any other services to the Company. The Board reviews comparative pay data, proxy data for packaging peer companies and tally sheets as input into compensation decisions and selects peer companies based on relevant business metrics. We provide only minimal perquisites.

Listen. The Board intends to regularly seek input from shareholders regarding compensation. To that end, annual advisory votes on “Say on Pay” provide shareholders with a consistent communication channel which provides directional input on compensation decisions.

Comply and Communicate. Sonoco seeks to clearly articulate a compensation philosophy that serves as the foundation for all of its pay programs and decisions, and to clearly disclose the Board’s decision-making process, from the selection of peer groups and performance targets, through performance assessment and award determination.

Encourage stock ownership. Sonoco values stock ownership and retention by its executives because we believe that it reinforces a “shareholder” mindset. Executives are expected to maintain a substantial ownership interest for the duration of their employment. We have a “No-Hedging” policy that prohibits our directors, executive officers or other employees from entering into speculative transactions in our stock that would cause personal interests to conflict with the best interests of the Company and its shareholders. In February 2014, the Board of Directors adopted an anti-pledging policy that prohibits Directors and executive officers who are subject to target Sonoco common stock ownership guidelines from pledging any of the shares they are required to own under such guidelines to secure any indebtedness. Backdating, re-pricing, or retroactively granting awards are not permitted under our equity compensation plans. Payment of dividend equivalents on unearned performance shares or stock options is not authorized under our equity compensation plans.

Minimize guarantees. Sonoco believes that senior executives should be engaged without employment contracts that guarantee salary or incentive payments or that provide substantial severance payments upon termination (absent a change in control).

Lead by example. Director compensation should be reasonably structured to reward the efforts of directors without compromising the independence necessary to protect shareholders’ long-term interests. We believe that payment of a significant portion of directors’ fees in stock that must be held for the duration of the director’s service establishes alignment with the interest of other shareholders.

COMPENSATION OBJECTIVES

The Committee is comprised of all independent directors. The Committee establishes the Company’s overall compensation philosophy, oversees the development and implementation of various compensation programs and determines the executive compensation provided to all our executive officers, including our NEOs. Information about the purposes of the Committee and its processes and procedures for consideration and determination of executive officer compensation is outlined under the caption “Board Meetings and Committees of the Board — Executive Compensation Committee” on page 16 of this Proxy Statement and a copy of the Committee’s charter is also available in the Investor Relations section of our website at www.sonoco.com. The Executive Compensation Committee does not delegate its decision-making authority relating to executive compensation.

Our compensation program is designed to meet three principal objectives;

•	Attract, retain and reward executives whose contributions support the Company’s long-term success;

•	Encourage achievement of both short and long-term financial and strategic goals by directly linking executive compensation to Company performance; and

•	Maintain consistent and continuing alignment of management actions and shareholders’ interests.

Each aspect of our overall compensation program is designed to support these objectives to various degrees, with the overarching goal of maximizing long-term shareholder value.

PAY MIX AND PAY PHILOSOPHY

The executive compensation program consists of several components:

Direct compensation elements, consisting of

•	Base salary

•	Performance-based annual cash incentive

•	Long-term equity incentive

Executive benefit elements, consisting of

•	Supplemental executive retirement benefits

•	Executive life insurance

Minimal perquisites

Direct Compensation Elements

Base salary, performance-based annual cash incentive and long-term equity incentives comprise total direct compensation for each executive. With the exception of base salary, all elements of direct compensation are variable and intended to fluctuate based on performance as measured by both operating results and changes in shareholder value. This pay mix supports our pay-for-performance compensation objective and places a significant amount of compensation at risk. As illustrated below, 84% of the CEO’s target total direct compensation and 76% of the other NEOs’ target total direct compensation are at risk.

Compensation for all the NEOs, including the CEO, places more weight on long-term incentives than annual incentives to reflect the importance of making strategic decisions that focus on long-term results. For the weighting between annual and long-term incentives, the CEO has the greatest weighting on the long-term to provide the strongest alignment with long-term shareholder interests.

The following charts illustrate these allocations and are based on 2013 direct compensation components at target. For annual performance-based cash incentives, “target” incentive is used as described in the “Performance-Based Annual Cash Incentive” section on page 27. For long-term equity incentives, “target” is equal to the grant date value of the share allocation and is described in the “Long-Term Equity Incentives” section on page 29. The method used to value shares is consistent with the information presented in the “Summary Compensation Table” on page 39.

USE OF NATIONAL MARKET SURVEYS AND PEER COMPANY DATA

The Committee relies on two sources of data to set specific compensation levels. The first source of data is derived from national compensation surveys conducted by three independent consulting firms, Hay Group, Aon Hewitt, and Towers Watson. These surveys cover a large number of similar corporate officer positions nationally. We refer to this as our “National Survey Data”. We match our corporate officer positions to the survey positions using the aggregate data from participants with sales in the $1 billion to $5 billion range, which helps to ensure that the data reflects the national market for talent among companies comparable in size to Sonoco. Likewise, we match division officer positions to similar positions in the survey data for comparable division revenue ranges. In addition to the National Survey Data, at least annually, the Committee’s consultant prepares customized compensation studies with respect to our NEOs in comparison to the NEOs of a 14-company group of packaging companies approved by the consultant that we refer to as our “Peer Group”. The Peer Group companies have revenues, assets and market capitalization similar to those of Sonoco.

The 14 Peer Group companies, each of which has revenues that generally range between 50% and 200% of Sonoco’s revenue are:

Aptar Group Incorporated	Greif Incorporated
Avery Dennison Corporation	MeadWestvaco Corporation
Ball Corporation	Owens-Illinois Incorporated
Bemis Company Incorporated	Packaging Corporation of America
Crown Holdings Incorporated	RockTenn Company
Domtar	Sealed Air Corporation
Graphic Packaging	Silgan Holdings

The Committee uses the aggregate compensation data from the broader National Survey Data to set specific compensation levels, but cross checks these levels against the more specific Peer Group Company data. In most cases the data from both sources are comparable.

DESCRIPTION OF COMPENSATION ELEMENTS AND 2013 COMMITTEE ACTIONS

This section describes the compensation elements for the Company’s current Chief Executive Officer (“CEO”), the former Chief Executive Officer, the Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers. We refer to these five executive officers as our Named Executive Officers (“NEOs”). Mr. DeLoach retired as Chief Executive Officer effective April 1, 2013, and was concurrently named Executive Chairman of the Board.

Named Executive Officers (NEOs) for 2013

Officer	Title
M. Jack Sanders	President and Chief Executive Officer (“CEO”)
Barry L. Saunders	Vice President and Chief Financial Officer (“CFO”)
John M. Colyer, Jr.	Senior Vice President, Global Industrial Products & Protective Solutions
Robert C. Tiede	Senior Vice President, Global Consumer Packaging & Services
Robert H. Coker	Group Vice President, Global Rigid Paper & Plastics
Harris E. DeLoach, Jr.	Executive Chairman of the Board and Former Chief Executive Officer (“CEO”)

Base Salary

The Committee uses base salary to attract, retain and reward executives based on demonstrated experience, skills and competencies relative to the salary midpoint of the job. To accomplish this, the Committee establishes a salary midpoint for each executive officer position based on a structured job evaluation system used for broad based compensation in the Company as well as a comparison to the National Survey Data at median as outlined above. Each year, the Committee reviews the base salary of all executives including the CEO and other NEOs. The decision on whether to award merit increases for the executive officer group as a whole takes into consideration the salary and wage increases being awarded to other levels of employees in the Company, the current economic environment, and the operating results of the Company. The decisions relative to the amount of individual merit increase awards are based primarily on each executive’s performance in the past year, readiness for promotion to a higher level, experience and skill set relative to peer counterparts, and criticality to the Company, as well as the relationship of his or her current salary to his or her position’s base salary midpoint. Generally, executives who are newly promoted are positioned below the salary midpoint (50th percentile), whereas those who are highly experienced and performing at superior levels are compensated above the midpoint.

Base salary increases are also considered and awarded upon promotions or appointment to positions of greater responsibility.

2013 Committee Actions — Base Salary

On April 1, 2013, Mr. Sanders was promoted to President and Chief Executive Officer and received a 20% increase in base pay, which at the time resulted in his salary being 75% of his salary midpoint (based on National Survey Data).

At its July 2013 meeting, the Committee approved merit increases for the executive officer group. In making the increases the Committee considered the executives’ overall performance, contribution to the Company’s results, experience and market competitiveness. The current CEO and other NEOs, with the exception of the former CEO, each received a merit increase of 3%. In addition to the merit increases, market adjustment increases were made ranging from 6.5% to 15% for Messrs Sanders, Saunders, Colyer, and Tiede, effective June 1, 2013. This brought each executive closer to market pay, but below salary midpoint (based on National Survey Data).

Performance-Based Annual Cash Incentive

The Committee uses performance-based annual cash incentives designed to align executives’ interests with those of our shareholders by focusing on strong annual financial and operating results. In 2000, the Board of Directors adopted, and the shareholders approved, the Performance-Based Annual Incentive Plan for Executive Officers (“PBAI Plan”). Under the terms of this plan, an annual maximum of 2.75% of income from operations, as defined in the plan, was established as an incentive pool for the NEOs other than the CFO. The total amount of annual incentive awards paid to these individuals cannot exceed this maximum and any individual participant award cannot exceed 30% of the pool. The amounts of actual incentive awards made by the Committee to the NEOs have historically been substantially lower than the maximum plan award levels allocated by the PBAI Plan. The Committee uses negative discretion under the PBAI Plan to reduce the maximum awards using such factors as it deems appropriate with the primary factor being the performance against the goals in the Officers’ Incentive Plan (“OIP”) as described in the paragraphs below.

To determine the actual awards each year, the Committee establishes under the OIP a “threshold”, a “target” and a “maximum” incentive amount for each NEO, including the CFO who is not covered under the PBAI Plan. These represent a percentage of base salary. Each level represents a different performance expectation considering factors such as the Company’s annual operating budget for the year, the Company’s prior year’s performance, and the historical performance levels of our packaging peer group. Target is established at a performance level considered to be above average performance, and the corresponding compensation level equates to what is considered competitive as compared to National Survey Data. Threshold goal is set at what is considered minimally acceptable performance and corresponds to what is considered to represent a national survey compensation level, while maximum goal equates to what is believed to represent superior performance for the year and correspondingly an above national survey median compensation opportunity. “Threshold” is equal to 40% of “target”. “Maximum” is equal to two times “target.”

The Committee also determines each year the types of financial measures that will be used under the OIP. Normally, performance at budget will earn a “target” award since budget is set to reflect what the Board believes will represent above average performance for the year versus our Peer Group. However, the Committee may choose to set “target” incentive for performance above or below budget depending on the degree of difficulty in achieving budget in any one year. Similarly, the Committee establishes financial objectives for maximum incentive that are well above budget, which is believed to be superior performance for the year.

For 2013, the Committee considered base earnings per share to be the most critical element for determining share price and, in turn, shareholder value. Therefore, the Committee weighted this element for all NEOs at 60%. Base earnings per share is defined as earnings per share excluding the impact of restructuring charges and certain non-recurring, infrequent or unusual items, and is used to place primary focus on year-over-year operating results.

In addition to the base earnings per share element the Committee selected sales volume growth and working capital improvement as key performance variables essential to maximizing shareholder value.

Sales volume growth is the year over year increase in revenue attributable to changes in volume and mix, excluding the impacts of prices, exchange rates, acquisitions, divestitures and discontinued operations.

Working capital improvement was included as an element to encourage efforts to increase cash flow through the reduction in our working capital requirements. Working capital improvement is based on a year-over-year 12-month comparison, and is stated in terms of working capital or cash gap days (days of accounts receivable and inventory less days of accounts payable).

All of the NEOs were assigned the following financial measures and weightings for the 2013 OIP.

Incentive Plan Elements
Base Earnings per Share	60%
Sales Volume Growth	20%
Working Capital Improvement	20%

The Committee has limited authority to adjust payouts under the OIP to individual participants based upon consideration of individual performance and/or other factors that the Committee determines warrant an adjustment, such as external market challenges or global economic events. Under no circumstance would the payout exceed the maximum potential under the shareholder approved PBAI Plan.

2013 Committee Actions — Performance-Based Annual Cash Incentive

Under the PBAI Plan for 2013, the maximum incentive pool for all NEOs except the CFO was $9,058,088 of which no more than 30% ($2,717,426) could be allocated to any one participant. The actual awards paid were determined by the Committee in its exercise of negative discretion, primarily on the basis of performance under the OIP as described below.

For 2013, the Committee established an annual incentive compensation threshold, target, and maximum payout under the OIP expressed as a percentage of base salary for each NEO, as follows:

	Annual Incentive Compensation at Threshold	Annual Incentive Compensation at Target	Annual Incentive Compensation at Maximum
M.J. Sanders[1]	35%	87.5%	175%
M.J. Sanders[2]	44%	110%	220%
B.L. Saunders	28%	70%	140%
J.M. Colyer, Jr.	30%	75%	150%
R.C. Tiede	30%	75%	150%
R.H. Coker	28%	70%	140%
H.E. DeLoach, Jr.[3]	40%	100%	200%

(1)	Annual incentive rate based on three months as President and Chief Operating Officer.
(2)	Annual incentive rate based on nine months as President and Chief Executive Officer.
(3)	Annual incentive rate for the three months Mr. DeLoach served as Chief Executive Officer. Payout is calculated on base salary paid for this three month period.

Financial goals established under the OIP at the beginning of the plan year and the actual 2013 performance were as follows:

	Threshold	Target	Maximum	Actual 2013 Performance
Base Earnings per Share Amount	$2.21	$2.31	$2.36	$2.30
Sales Volume Growth (millions)	$0	$85	$120	$68
Working Capital Cash Gap Days	46.2	45.5	44.5	44.6

Our base earnings per share were $2.30, which resulted in incentive payments under the OIP being earned at 94% of target. Information about how base earnings per share was calculated is provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Sales volume growth for 2013 was $68 million, which resulted in incentive payments under the OIP being earned at 88% of target.

Working capital cash gap days were 44.6 days, which was just below the maximum performance level and resulted in incentive payments under the OIP being earned at 190% of target.

Based on the 60% weighting on base earnings per share, 20% weighting on sales volume growth, and 20% weighting on working capital cash gap days, the cumulative payout for the NEOs was 112% of target.

The following table shows the dollar amount of annual incentive compensation awarded to each of the NEOs for 2013, the percentage of maximum, the actual percentage of each NEO’s base salary and the percentage of change from the prior year.

Officer	Annual Incentive Compensation For 2013	Percentage of Target	Percentage of Base Salary	Percent Change from Prior Year
M.J. Sanders	$938,609	112%	118%	219%
B.L. Saunders	349,620	112%	78%	150%
J.M. Colyer, Jr.	417,749	112%	84%	176%
R.C. Tiede	411,192	112%	84%	165%
R.H. Coker	337,448	112%	78%	142%
H.E. DeLoach, Jr.	323,931	112%	112%	-46%

Long-Term Equity Incentives

The Committee uses long-term equity incentives to align executives’ interests with long-term shareholder interests and to provide opportunities for increased stock ownership, which we believe enables us to attract and motivate our executives as well as promoting retention. In 2013, long-term equity incentives were awarded under our share-holder approved 2012 Long-Term Incentive Plan (the “2012 Plan”). The 2012 Plan provides for various types of equity awards, including restricted stock, restricted stock units, stock appreciation rights, options, performance shares, and performance units. Each year, we determine the types of awards that will be granted under our long-term plan then in effect, and establish performance measures and performance periods for performance-based awards, and vesting schedules. The awards we granted in 2013 under the 2012 Plan were comprised of stock-settled stock appreciation rights (“SSARs”) and performance contingent restricted stock units (“PCSUs”). Using competitive survey data as previously described, the Committee determines the total direct compensation (base salary, performance-based annual cash incentives and long-term equity incentives) value to be provided for each executive officer position. Target performance is established at a performance level the Committee considers to be above average performance and corresponds to above average total direct compensation. Using this survey total direct compensation value, the amount of long-term equity award is established for each position by subtracting the sum of the market rate or actual base salary (whichever is higher) and the annual cash incentive compensation target from this amount.

The amount of long-term equity awards is then converted to SSARs and PCSUs and each officer receives a target mix of 75% PCSUs and 25% SSARs. However, actual PCSU shares earned are still subject to the degree to which three-year Company financial goals are met and can vary between 50% and 150% of the target shares. SSARs will only have value if the stock price increases above the grant price during the grant’s seven year term, and may only be exercised after the one year vesting period. Both elements are key components of our well-balanced compensation system, but the Committee believes that the NEOs have the most direct influence on achieving Company financial goals and therefore the PCSUs are weighted significantly more than the SSARs. The actual target number of PCSUs or SSARs for each officer position may be adjusted up or down from the competitive benchmark based on the assessment of individual performance in the past year. The Committee believes that varying the initial target shares under the plan provides a strong motivator to achieve personal performance objectives.

It is our practice to grant SSARs, PCSUs, or other equity awards on the date of the first regular Board of Directors meeting in the calendar year. The SSAR exercise price is based on the closing price of our stock on that date.

The recipients and the corresponding number of shares of equity awards, including stock options or SSARs and PCSUs, are approved by the Committee at its regular meeting on the day prior to the Board of Directors meeting. During the February meeting, the Committee establishes the goals for the upcoming Performance-Based Annual Cash Incentive plan as well as the goals applicable to the performance shares. This allows the Committee to balance the elements of total direct compensation. It also allows granting of the equity awards close to the time of the annual performance reviews, which increases the impact of the awards by strengthening the link between pay and performance. We occasionally make special stock option or SSAR awards to new employees. In such case, the exercise price is based on the closing price of our stock on the recipient’s first day of regular employment. We also occasionally make stock option, SSAR awards or grants of restricted stock units to a corporate officer in recognition of a promotion or a change in position status. The effective date of these awards is the day following approval by the Committee or the date of approval by the Board in the case of a new officer election.

Three-Year Long-term Incentive Plan (PCSUs)

To establish the three-year performance targets for PCSUs, the Committee takes into consideration the year’s budget for earnings per share, the longer term business outlook, and the Board’s expectations regarding acceptable, superior and outstanding business results over the three-year time horizon. The Committee establishes vesting requirements for meeting threshold, target and maximum goals which in the judgment of the Committee represent achievement of acceptable, superior and outstanding performance in the context of the Company’s stated objectives for total return to shareholders and returns on capital and equity. To encourage continued employment and to recognize the inherent difficulty in setting three-year goals, the award grants provide that if less than 50% of target shares are earned at the end of the three-year performance period, the difference between the shares earned and 50% will time-vest in equal-share amounts at the end of the fourth and fifth years, subject to the participant’s continued employment for that period. Discretionary adjustments are not permitted.

We do not pay any current dividends or credit any dividend equivalents on unvested PCSUs. For any PCSUs that vest, but are deferred until six months after separation from service by an individual executive officer, dividend equivalents are accumulated and converted into additional PCSUs from the time of vesting until the issuance of actual shares.

Restricted Stock Units

We have a practice of making a special grant of time vesting restricted stock units (“RSUs”) to individuals when they are first elected an executive officer in recognition of this event and the individual’s increased responsibility. The number of RSUs granted is based on position. The RSUs are credited with dividend equivalents, which are not paid out until receipt of the shares. The RSUs vest in three equal increments on the third, fourth and fifth anniversary of the grant if RSUs are granted all in one year, or at the third anniversary of each grant if granted over three years. Receipt of RSUs occurs six months following separation from service. If the executive officer leaves the Company for any reason before the RSUs vest, the unvested RSUs are forfeited. Individual grant agreements may provide for vesting on a prorata basis in the event of termination of employment as a result of death or disability. The RSUs do not have voting rights.

2013 Committee Actions — Three-year Long-term Incentive Plan (PCSUs)

On February 12, 2013, the Committee approved PCSU grants to our executives, including the NEOs. The FASB ASC Topic 718 grant date fair values of PCSUs granted to the NEOs and the number of shares available at threshold, target, and maximum are shown in the “2013 Grants of Plan-based Awards” table on page 42. The Committee granted Mr. Sanders PCSUs, which when combined with his SSAR grant discussed below under the caption “2013 Committee Actions – SSARs,” equates to approximately 66% of his target total direct compensation. The PCSU awards for the other NEOs, combined with their SSAR grants discussed below under the caption “2013 Committee Actions – SSARs,” equates to approximately 58% of their target total direct compensation, which is consistent with our pay for performance objective. In order to retain Mr. DeLoach’s services as Executive Chairman, the Committee decided to forego any forfeiture of PCSUs from the 2011 and 2012 grants.

Consistent with prior years, the Committee established goals for vesting of the 2013 PCSU shares based on two key financial measures: cumulative increases in Base Earnings Per Share (“BEPS”) and average return on net assets employed (“RONAE”) over the three-year performance period. The goals established are as follows:

	Threshold Vesting	Target Vesting	Maximum Vesting
Three-Year Compound Growth in BEPS	9.1%	19.0%	25.8%
Average Three-Year RONAE*	9.5%	10.0%	10.3%
*	Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.1% for every $100 million of acquisition investment multiplied by the percent of time remaining in the three year performance cycle as of the date of the acquisition.

The Committee believes that both elements are critical factors in determining long-term shareholder returns and has weighted them equally in the three-year long-term plan.

Results of 2011-2013 PCSU Performance Cycle

On February 8, 2011, the Committee granted PCSUs to our executives, including the NEOs. The vesting of these shares was dependent on achieving pre-determined levels of cumulative BEPS and average RONAE for the three-year performance period from January 1, 2011 through December 31, 2013.

Target performance over the three-year period was set at $7.90 cumulative BEPS, which equated to a compound growth rate of 19.2% from 2011 to 2013, and at 11.3% average three-year RONAE. Actual performance was $6.68 cumulative BEPS which was less than threshold performance under the plan. Average RONAE was 9.5% which was below threshold performance under the plan. As a result, no PCSUs were earned based on performance.

However, to encourage continued employment and to recognize the inherent difficulty in setting three-year goals, the award grants provide that if less than 50% of target shares are earned at the end of the three-year performance period, the difference between the shares earned and 50% will time-vest in equal-share amounts at the end of the fourth, December 31, 2014, and fifth, December 31, 2015, award years. The NEOs, or any participants who received grants under the plan, must be employed on those dates to qualify for shares, unless termination of employment was a result of death, disability or retirement. The PCSUs for the 2011-2013 performance period that have not yet vested are shown in the Outstanding Equity Awards at 2013 Fiscal Year End table on page 43.

2013 Committee Actions — Stock-Settled Stock Appreciation Rights

On February 12, 2013 the Committee also approved SSAR grants to our executives, including the NEOs. The SSARs have a one-year vesting period and the grant price was set at $32.03 per share, the closing market price of our common stock on February 13, 2013, the date of grant. These SSARs will be valuable to the recipients only if the market price of our stock exceeds $32.03 during the term of the award. The grant date fair values and the number of SSARs granted to each of the NEOs are included in the “2013 Grants of Plan-Based Awards” table on page 42. Target grants were calculated as described under “Long-term Equity Incentives” on page 29.

The Committee awarded Mr. Sanders SSARs, which when combined with his PCSU grant discussed above under the caption “2013 Committee Actions – Three-year Long-term Incentive Plan,” equates to approximately 66% of his target total direct compensation. The SSAR awards for the other NEOs, combined with their PCSU grants discussed above under the caption “2013 Committee Actions – Three-year Long-term Incentive Plan,” equates to approximately 58% of their target total direct compensation, which is consistent with our pay for performance objective. Mr. DeLoach did not receive an award in 2013, due to his announced retirement, which was effective April 1, 2013.

2013 Committee Actions — Restricted Stock Units

In March, 2013, in recognition of his promotion to President and Chief Executive Officer of the Company, and to provide both an incentive and reward for his anticipated future contributions as Chief Executive Officer, the Committee awarded Mr. Sanders a special retention grant of 57,821 time vesting RSUs, which at a price of $34.59 has a value of $2,000,028. Each RSU is the equivalent of one share of our common stock. The RSUs will vest on the fifth anniversary of grant as long as Mr. Sanders is actively employed by the Company on that date, and will be settled in shares six months following his separation from service. The RSUs will be credited with dividend equivalents that will be distributed in shares at the same time as distribution of the underlying award. If Mr. Sanders leaves the Company as a result of disability or death before the fifth anniversary of the grant, upon approval of the Committee, he will receive a pro-rata distribution of the shares based on the time he was employed and the number of years required for the RSUs to vest. If Mr. Sanders leaves the Company for any other reason prior to vesting of the RSUs, the RSUs will be forfeited. Upon consummation of a change of control that qualifies under Internal Revenue Code (“IRC”) Section 409A, all of the unvested RSUs will vest on a pro rata basis, and may be distributed in shares or in cash within 30 days following the change of control, unless a six-month delay in settlement would be required under IRC Sections 409A or 162(m).

Also in March, 2013, the Committee awarded Mr. DeLoach a grant to retain his services as Executive Chairman. The grant consisted of 28,911 time vesting RSUs; at a price of $34.59 this award has a value of $1,000,031. Each RSU is the equivalent of one share of our common stock. The RSUs will vest on the second anniversary of grant as long as Mr. DeLoach is still an active member of the Board on that date, and will be distributed in shares six months following his separation from the Board. The other terms of the RSUs are the same as those granted to Mr. Sanders as discussed above.

Other Executive Compensation and Benefit Elements

Employment Contracts and Potential Payments Upon Termination or Change in Control

The Company has not historically provided employment contracts, severance agreements, change in control agreements, or other such financial security arrangements to our executive officers. We may, however, from time to time, assume an existing employment contract in connection with an acquisition and/or negotiate individual severance compensation arrangements in exchange for a non-compete agreement at the time of separation as circumstances warrant.

Our long-term equity incentive plans do contain provisions for prorated or accelerated vesting of equity awards in the event of retirement, death, or disability, and in certain cases, change in control. SSAR grants provide that if termination of employment occurs within two years of a change in control that meets the criteria of IRC Section 409A and the regulations thereunder, unvested SSARs will immediately vest upon the date of termination. RSU grants provide that unvested stock units will vest on a prorata basis upon a change in control. The Committee believes these provisions are necessary so that the executive officers can focus on long-term Company growth and improving stock value without being concerned about risk of forfeiture. PCSU grants provide that unvested stock units will vest on a prorata basis at target upon a change in control. The Committee believes performance metrics can be disrupted and possibly become obsolete in determining the appropriate number of shares to vest during a change in control. See “Potential Benefits Payable Immediately Upon Certain Separation Events” on page 54. These provisions apply similarly to all plan participants, including those below the executive officer level.

Review of Overall Compensation Components and Aggregate Awards

To evaluate the overall competitiveness of the executive compensation program, each year at its April meeting, the Committee reviews the total compensation package for each executive officer. This includes review of a tally sheet showing a history of base salary adjustments, annual incentive awards and total cash compensation for the last ten years (or term as an executive officer, if less), stock options or SSARs outstanding and the option price, unvested PCSUs (projected at threshold, target, and maximum), unvested restricted stock units, the value of accrued retirement benefits, and the amount of executive life insurance coverage. The Committee also reviews each element of the total amount of compensation awarded and realized during the prior year.

The Committee uses tally sheets to assess total executive compensation, to determine where total executive compensation falls in relation to peer companies, and to assess how the Company’s overall compensation programs operate. From this assessment, the Committee may make changes in overall plans or individual elements if it determines they are appropriate to meet overall compensation objectives.

The Committee does not have a practice of adjusting the size of current and future compensation awards or compensation program components to reflect amounts realized or unrealized by an individual from prior equity grants. In other words, awards are not increased to compensate for prior performance below target, nor are they decreased because of prior performance above target. Likewise, since earnings on equity compensation are not included in any pension calculation formula, any gains, or lack thereof, from prior awards are not considered in setting or earning retirement benefits.

At the April, 2013 Committee meeting, the Committee was pleased to note that a preliminary total of 96.4% of the shares that voted on our non-binding shareholder advisory vote on executive compensation voted in favor of the proposal to approve the compensation paid to our executive officers, and concluded that no material changes were necessary in 2013 with respect to our executive compensation programs. The final tally in favor of the proposal was 97.5% of the shares that voted at the 2013 shareholders meeting.

Executive Perquisites

In support of our pay-for-performance philosophy, executive perquisites are minimal. Executive officers are permitted occasional use of the company aircraft for personal travel or family emergencies. The CEO also uses the company aircraft for regular business travel because we believe his use of the aircraft helps minimize time involved in commercial travel that could otherwise be directed to our business, and enhances his security. For other officers, personal use of the aircraft is reviewed on a case by case basis, and is permitted only under circumstances where there is direct benefit to us to minimize time spent on personal travel or in the case of family emergencies. The Company does not provide a tax gross-up for the imputed income relating to the personal use of the Company plane.

With the exception of gross-ups that might be paid pursuant to our broad-based employee relocation assistance plan, which covers all eligible salaried employees, and the exception described in the next paragraph, we do not provide income tax gross-ups to our executive officers, and our Compensation Committee has adopted a resolution that prohibits such payments.

The only other exception is for a tax gross-up related to pre-2004 contractual commitments to officers covered by executive life insurance at that time. Mr. DeLoach is eligible for a gross-up under this exception and retired effective April 1, 2013. Mr. Sanders’ gross-up was eliminated as part of his compensation package when he was named CEO effective April 1, 2013. There were no other NEOs who received tax gross-ups for executive life insurance as of April 1, 2013.

Nonqualified Deferred Compensation Plans

We provide a Nonqualified Deferred Compensation Plan (“NQDC”) for our executive officers, including our NEOs, which is in line with general market practice, and the Committee believes it is an important part of an attractive rewards program necessary to recruit and retain qualified executive officers. Under the NQDC, our NEOs may voluntarily defer the receipt of a portion of base salary, annual incentive awards, and/or performance contingent restricted stock units. The NQDC is an unfunded and unsecured obligation of the Company, meaning that payments of participant balances in the plan are not guaranteed if the Company becomes insolvent or bankrupt. Details about the plans and accumulated balances are described in more detail under the “2013 Nonqualified Deferred Compensation” table on page 50 and the “Description of Nonqualified Deferred Compensation Plans” on page 51.

Executive Benefit Elements

We have two benefit programs that apply only to executive officers: an Executive Life Insurance Program and a Supplemental Executive Retirement Plan benefit (“SERP”). The Committee has included these two elements in the overall compensation program to serve as a recruiting and retention vehicle. Attracting and retaining high caliber talent is challenging, and these two programs are designed to help ensure long-term retention of key senior talent.

Executive Life Insurance

We provide most of our active employees with company-paid life insurance that is currently limited to $100,000. For executive officers, we provide an alternative executive life insurance program. Executive officers elected on or after April 1, 2004, receive company-paid term life insurance coverage that is approximately equal to three times base salary until the later of retirement or age 65. Messrs Saunders, Colyer, Tiede and Coker are covered under this plan. The Committee believes that this amount of coverage is in line with industry practice and provides life insurance coverage in line with the earnings level of an executive officer.

Mr. Sanders, who was elected as an officer prior to April 1, 2004, receives a benefit approximately equal to three times salary plus target incentive, using a combination of term life insurance coverage and permanent (cash value) insurance. The permanent life insurance provides coverage beyond age 65. This extended coverage uses the same multiple of pay, but that portion of the coverage is frozen based on salary and target incentive levels in effect at April 1, 2004.

Supplemental Executive Retirement Plan Benefits

Persons elected to an executive officer position after January 1, 2008, will continue to receive the basic Company retirement benefit provided to all employees (including the “restoration” benefit under the Omnibus Benefit Restoration Plan (the “Restoration Plan”) that is provided to employees whose wages or benefit accruals exceed the annual qualified retirement plan limits). In addition, officers participate in a defined contribution supplemental executive retirement plan (the “DC SERP”), under which they receive an annual nonqualified plan contribution (equal to 10% of the prior year’s salary and earned incentive). Seventy-five percent of the annual contribution is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. Twenty-five percent is issued in Sonoco deferred restricted stock units. The benefit vests at age 55 for participants with at least five years of service as an executive officer.

After retirement, an officer’s DC SERP “account” is paid in three installments, with the first installment payable six months after an officer’s retirement date, the second installment payable in January of the next year following the first installment, and the third installment payable in January of the year following the second installment. A more detailed description of the DC SERP benefit and of other non-qualified defined contribution benefits is set forth under “Description of Nonqualified Deferred Compensation Plans” on page 51 of this Proxy Statement. Messrs Saunders, Colyer, Tiede and Coker currently participate in these plans.

For executive officers elected before January 1, 2008, which includes the CEO, the retirement benefit includes the Company’s basic defined benefit retirement plan and the “Pension Restoration” component under the Restoration Plan, which is provided to those employees whose wages or benefit accruals exceed the annual qualified retirement plan limits. In addition, a separate defined benefit SERP (the “DB SERP”) benefit is provided, which, when combined with the basic retirement benefit, the restoration benefit and full Social Security benefits, equals 60% of the executive officer’s final average cash earnings, assuming age 65 retirement with at least fifteen years of Company service. The calculation excludes long-term compensation in any form. In line with amendments to the Company’s basic defined benefit retirement plan and the Pension Restoration benefit under the Restoration Plan, no additional benefits will accrue under the DB SERP after December 31, 2018. Officers whose DB SERP benefit accruals are frozen effective December 31, 2018 will begin participating in the DC SERP effective January 1, 2019. Mr. Sanders is the only NEO elected before January 1, 2008, who participates in the Pension Restoration and DB SERP component of the Restoration Plan.

Mr. DeLoach retired effective April 1, 2013, and commenced benefits under the DB SERP and Pension Restoration components of the Restoration Plan.

The DB SERP benefit will be paid in three equal installments after retirement, with the first installment payable six months after an officer’s retirement date, the second installment payable six months after payment of the first installment, and the third installment payable 12 months after the payment of the second installment. The payment of the installments may be extended if needed to eliminate adverse accounting treatment to the Company.

A more detailed description of the DB SERP benefit, restoration benefit and the qualified pension plan benefit is set forth under the “Pension Restoration Benefits and DB SERP Components in the Restoration Plan” on page 48 of this Proxy Statement.

Executive Compensation Policies

Tax Deductibility of Compensation

IRC Section 162(m) limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our CFO) to $1 million per year unless such amounts are determined to be performance-based compensation. The Committee has taken, and it intends to continue to take, reasonable steps necessary to maximize our ability to deduct for federal tax purposes compensation provided to senior executives while maintaining compensation programs that support attraction and retention of key executives. However, such steps may not always be practical or consistent with the Committee’s compensation objectives. Given that the earnings limit for deductibility has remained fixed since 1993, and the value of some compensation elements cannot be determined until year-end, there are circumstances in which some executive compensation may not meet tax deductibility requirements. We can deduct all of the compensation shown in the Summary Compensation Table for 2013, excluding the value of equity-based awards which are either subject to taxation in a later period or not subject to the deduction limitation rules prescribed under 162(m) as they are performance-based. Executive officers are required to defer receipt of any PCSUs that vest but would not be deductible under Code Section 162(m) until six months following separation of service, unless an earlier distribution is required to comply with provisions of IRC Section 409A.

Stock Ownership Guidelines

To emphasize the importance of linking executive and shareholder interests, the Board of Directors adopted stock ownership guidelines for executive officers. The target level of ownership of common stock (or Common Stock Equivalents) was established as a multiple of each executive officer’s annual base salary as outlined below:

Chief Executive Officer	6.0 times annual base salary
Chief Operating Officer	4.0 times annual base salary
Executive Vice Presidents	3.0 times annual base salary
Senior Vice Presidents	2.0 times annual base salary
Other Officers	1.0 times annual base salary

Beginning on July 1, 2011, and until the executive attains the target ownership level, the executive is required to hold in shares at least one-half of the realized gains (less taxes) from the vesting or exercise of equity awards.

Common stock held in the Sonoco Savings Plan, stock equivalents earned through nonqualified deferred compensation programs, vested restricted stock units, and any other beneficially owned shares of common stock are included in determining compliance with the guidelines. Unvested restricted stock units and shares that may be acquired through the exercise of stock options or stock-settled stock appreciation rights are not included in the calculation of stock ownership for guideline purposes.

Anti-Hedging Policy

In 2010, the Board of Directors adopted an anti-hedging policy for Company stock. Sonoco considers it inappropriate for any director, officer (including all NEOs), or other employee to enter into speculative transactions in Sonoco stock. Such activities may put personal interests and objectives in conflict with the best interests of the Company and its stockholders. Therefore, our policy prohibits the purchase or sale by any director, officer or employee of puts, calls, options, warrants, or other derivative securities based on the Company’s stock. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.

Anti-Pledging Policy

In February 2014, the Board of Directors adopted an anti-pledging policy with respect to Company stock owned by Directors and executive officers. The policy provides that Directors and executive officers who are subject to target Sonoco common stock ownership guidelines may not pledge any of the shares they are required to own under such guidelines to secure any indebtedness.

As discussed above, the Board has established target stock ownership guidelines for Directors and executive officers because it believes that the interests of Directors and executive officers should be closely aligned with those of shareholders by sharing with other shareholders the risks and rewards of stock ownership. The Board recognizes that pledging of shares may be perceived as contrary to this goal because of the perception that doing so may allow a pledging shareholder to reduce the risks of stock ownership. Accordingly, the Board determined that it would be appropriate to adopt a policy prohibiting Directors and executive officers from pledging the shares of their Company stock they are required to own under the ownership guidelines.

In adopting the policy, however, the Board recognized that a complete prohibition on pledging Company stock could result in financial hardship for Directors and executive officers subject to the policy. The Board observed that, if

Directors and executive officers were not permitted to pledge any of the shares owned by them, their only alternative to obtain liquidity from shares owned in excess of the target number would be to sell the shares, and thereby reduce the alignment between their interests and those of other shareholders. Therefore, the Board determined that it would be appropriate to restrict Directors and executive officers from pledging only the portion of their Company stock that is subject to target ownership guidelines in order to afford them greater access to liquidity to meet personal obligations, and to encourage continued ownership of Company shares.

Directors and executive officers will have until April 1, 2015 to comply with this policy.

Incentive Compensation Clawback Policy

In February 2014, the Board of Directors adopted a “clawback” policy covering payments of incentive based compensation to current and former executive officers. The policy provides that, if Sonoco is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, Sonoco’s Executive Compensation Committee will review all awards or payments of any form of bonus or incentive-based compensation made to current and former executive officers of Sonoco within the three-year period immediately preceding the date on which Sonoco is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances and, to the extent permitted by applicable law, may seek to recover for the benefit of Sonoco the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.

The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.

For purposes of this policy, “executive officers” of Sonoco include all persons designated by the Board of Directors as Section 16 reporting officers.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee seeks input from Frederic W. Cook & Co., Inc., its independent compensation consultant, in its decision making process. The independent consultant reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant. The independent consultant does not provide services to the Company in any area other than executive and director compensation on behalf of the Committee.

The independent consultant is expected to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is summarized under the “Corporate Governance — Board Meetings and Committees of the Board — Executive Compensation Committee” on page 16 and is also available through the Investor Relations section of our website at www.sonoco.com. The independent consultant periodically advises the Committee as to trends in executive compensation and also provides specialized studies or expert advice as requested with respect to executive compensation issues. In 2013, the independent consultant conducted a competitive compensation review of our NEOs compared to our Peer Group’s NEOs, provided an update of compensation trends and regulatory developments, analyzed the Company’s use of share-based compensation compared to our peer group, and assisted in the preparation of the Company’s public filings with regard to executive compensation. The independent consultant meets in private session with the Committee at least once a year and attends regular Committee meetings in person or by telephone as requested. The independent consultant also provides advice and performs competitive analysis with respect to director compensation, as requested, for the Corporate Governance and Nominating Committee.

From time to time, management engages the services of other compensation consultants to assist with matters relating to executive officer and employee compensation. In 2013, management engaged Aon Hewitt to provide compensation and benefit survey data, executive benefit calculations, FICA tax calculations and document drafting.

The Compensation Committee has assessed the independence of Frederick W. Cook & Co. and Aon Hewitt pursuant to Securities and Exchange Commission rules and concluded that neither Frederick W. Cook & Co.’s nor Aon Hewitt’s work for the Compensation Committee raises any conflict of interest.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

In order to evaluate performance and use it as a basis for making compensation decisions, the full Board of Directors participates in a formal performance review process that is used for determining the CEO’s compensation. The CEO provides a written evaluation of his performance against objectives at year-end to each director. Each individual director completes a written evaluation of the CEO’s performance. Results are compiled by the Chair of the Corporate Governance and Nominating Committee, who then provides a copy to each director prior to the first Board of Directors meeting for the year. The Committee uses this summary from the Board of Directors to make decisions relative to the CEO’s compensation. The Committee also uses input from its independent compensation consultant in making decisions regarding the CEO’s compensation. The CEO does not participate in decisions regarding the determination of his own compensation, other than to prepare the summary of his results versus objectives for the year as described above.

For the other NEOs and executives, the Committee receives input and recommendations from our CEO as well as its independent compensation consultant. The NEOs or other officers do not have a role in the determination of their own compensation except to provide and discuss their performance against objectives during their annual performance reviews.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on that review and discussion, the Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2013, and in this Proxy Statement.

M.D. Oken (Chair)    P.L. Davies    J.M. Micali    L.W. Newton

COMPENSATION RISK REVIEW

With the assistance of the Committee’s independent compensation consultant, the Committee reviewed our compensation policies and practices applicable to our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. The key features of the executive compensation program that support this conclusion are the following:

•	Appropriate pay philosophy, peer group and market positioning

•	Effective balance between cash and equity compensation, and short- and long-term performance focus

•	Performance objectives with an appropriate level of difficulty that reflects the Board-approved annual budget and long-term strategic planning objectives

•

Multiple performance metrics in the annual and longer-term incentive programs that are intended to create a balanced focus on growth, profitability and asset efficiency, as well as absolute stock price appreciation

•	Committee’s ability to use its discretion to reduce earned incentive compensation based on a subjective evaluation of the quality of earnings, individual performance and other factors

•	Meaningful risk mitigators such as substantial stock ownership guidelines, Committee oversight and use of an independent external consultant

•

Incentive plans do not reward individuals for behaviors that can place the Company at risk (for example, incentives based on financial hedging transactions or incentives based on customer transactions that have significant financial risk)

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)		Salary ($) (c)		Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compen- sation (5) ($) (i)	Total ($) (j)
M. Jack Sanders	2013		$795,096		-0-	$3,606,035	$499,320	$938,609	$772,879	$84,469	$6,696,408
President and	2012		640,827		-0-	1,186,400	356,751	294,076	1,135,203	74,428	3,687,685
Chief Executive Officer	2011		621,948		-0-	1,334,800	338,000	371,863	1,366,193	82,484	4,115,288
Barry L. Saunders	2013		445,944		-0-	874,911	268,128	349,620	48,012	73,506	2,060,121
VP and	2012		380,685		-0-	762,107	237,834	139,749	323,827	51,632	1,895,834
Chief Financial Officer	2011		325,319		-0-	180,383	63,375	143,036	376,386	49,171	1,137,670
John M. Colyer, Jr.	2013		497,320		-0-	876,864	273,600	417,749	(49,013)	86,226	2,102,746
Senior VP Global Industrial	2012		430,019		-0-	489,339	148,482	157,731	481,430	60,686	1,767,687
and Protective Solutions	2011		399,900		-0-	423,723	152,100	191,272	721,626	67,011	1,955,632
Robert C. Tiede	2013		489,514	(6)	-0-	875,772	273,600	411,192	-0-	134,787	2,184,865
Senior VP Global Consumer	2012		405,969		-0-	415,005	131,400	148,909	-0-	104,638	1,205,921
Packaging and Services	2011		394,926		-0-	356,709	118,300	188,893	-0-	140,634	1,199,462
Robert H. Coker	2013		430,418		-0-	515,781	156,408	337,448	(74,985)	71,634	1,436,704
Group VP Global Rigid	2012	(7)
Paper and Plastics	2011	(7)
Harris E. DeLoach, Jr. (8)	2013		289,224		-0-	1,000,031	-0-	323,931	(488,684)	657,784	1,782,286
Chairman and	2012		1,140,606		-0-	2,719,822	861,984	598,134	874,568	321,151	6,516,265
Former Chief Executive Officer	2011		1,107,051		-0-	2,252,475	845,000	756,448	957,743	344,105	6,262,822

(1)	Awards were made in the form of PCSUs. Three-year accelerated vesting of awards is tied to growth in base earnings per share (cumulative BEPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Discussion and Analysis (“CD&A”) on page 22. The amounts shown are the aggregate grant date fair values of the award(s) computed in accordance with FASB ASC Topic 718. The value of each individual award is based on the probable outcome of the performance conditions determined as of the grant date, which is the target number of PCSUs multiplied by the grant date fair value. Assumptions made in valuation of these awards are set forth in Note 11 to our financial statements for the year ended December 31, 2013, which are included in our 2013 Annual Report to Shareholders. Assuming the maximum level of performance was achieved at the end of the 2013 -2015 three-year performance cycle, valued at the 2013 grant date fair value, the maximum award value for the 2013-2015 performance period would be $2,409,011 for Mr. Sanders, $1,292,850 for Mr. Saunders, $1,292,850 for Mr. Colyer, $1,292,850 for Mr. Tiede and $754,163 for Mr. Coker. The awards do not accumulate dividend equivalents unless vested and deferred, and are not subject to accelerated vesting, except upon a change in control in some cases.

As executive officers elected after January 1, 2008, Messrs Saunders, Colyer, Tiede, and Coker participate in the defined contribution Supplemental Executive Retirement Plan (the “DC SERP”). The contribution amount is equal to 10% of their salary and earned incentive and is further described on page 51. The benefit vests at age 55 with at least five years of service as an executive officer. Seventy-five percent of the contribution each year is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. These amounts are reflected in column (i) and described under footnote (5). Twenty-five percent of the contribution is invested in deferred restricted stock units. The amounts invested in deferred restricted stock units based on salary and earned incentive compensation for Messrs Saunders, Colyer, Tiede and Coker in 2012 and credited in 2013 were $13,011, $14,694, $13,872 and $13,006 respectively and are reflected in column (e). The amounts earned in 2013 and awarded in 2014 in deferred restricted stock units were $19,889, $22,877, $22,518 and $19,197 for Messrs Saunders, Colyer, Tiede and Coker respectively and will be reflected in the 2014 summary compensation table if each remains an NEO.

Upon being named Chief Executive Officer on April 1, 2013, Mr. Sanders was awarded a one-time grant of 57,821 RSUs in addition to the annual PCSU grant. These shares will vest when the time-based restriction lapses on the fifth anniversary of the grant, April 1, 2018, if Mr. Sanders is actively employed by the Company on that date. At a grant date stock price of $34.59 per share, the award is valued at $2,000,028. This award is further described on page 31, under the caption “2013 Committee Actions – Restricted Stock Units.”

To ensure an effective transition of CEO responsibilities and for his continued future contributions as the Executive Chairman of the Board of Directors, a retention grant was awarded to Mr. DeLoach of 28,911 RSUs. These shares will vest on the second anniversary of the grant, April 1, 2015, if Mr. DeLoach is still an active member of the Board. At a grant date stock price of $34.59 per share, the award is valued at $1,000,031. This award is further described on page 31, under the caption “2013 Committee Actions – Restricted Stock Units.”

(2)	Awards were made in the form of SSARs. The amounts shown are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. All 2013 SSARs have a grant price of the closing market price of our common stock on the date of grant. They become exercisable one year from the date of grant and have a term of seven years.

The grant date present values were estimated using a binomial option-pricing model in accordance with the rules and regulations of the SEC and are not intended to forecast appreciation of our stock price. The 2013 SSARs had an estimated grant date present value of $4.56. The assumptions used in the binomial model are discussed in Note 11 to our financial statements for the year ended December 31, 2013, which are included in our 2013 Annual Report to Shareholders. The SSARs are not transferable, except by will, inheritance, qualified domestic relations order or gift to or for the benefit of family, and will not confer an actual dollar benefit on the holder unless they are exercised at a time when the market value of the stock exceeds the exercise price of the SSARs. The amount of any such benefit which may be obtained by exercise of the SSARs is not in any way predicated on or controlled by the estimate presented.

(3)	These amounts are awards pursuant to our annual Officer Incentive Plan as discussed on page 27 of the CD&A. The amounts shown were paid to the NEOs in February of the following year. Mr. Tiede elected to defer $41,119 of this amount into a market rate interest account under the Deferred Compensation Plan for Corporate Officers in compliance with IRC Section 409A. The value of this account will not be payable until at least six months after his separation of service from the Company. The Deferred Compensation Plan for Corporate Officers is described under the caption “Description of Nonqualified Deferred Compensation Plans” on page 51.

(4)	For all NEOs except Mr. Tiede, the amounts shown in this column are the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans shown in the “2013 Pension Benefits” table on page 47, from the pension plan measurement date used for our audited financial statements for the prior completed fiscal year to the measurement date used for the audited financial statements for the covered year shown in the table. In addition, for Mr. DeLoach, for 2013, 2012 and 2011, $117,466 , $117,809 and $107,937, respectively of this amount represents the above market portion of interest credits on previously earned compensation for which payment has been deferred and amounts credited to the Company’s deferred compensation plan. (See page 51 for a description of this benefit.) These amounts are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	All other compensation for 2013 consisted of the following components for each NEO:

Name	Perquisites (a)	Executive Life Insurance (b)	Company Contributions and Accruals to Defined Contribution Plans (c)	Company Contributions to the Defined Contribution SERP (d)	Tax Gross-Ups (e)	Non-Employee Board of Directors Compensation (f)
M.J. Sanders	$23,824	$38,862	$21,783
B.L. Saunders		2,125	11,714	$59,667
J.M. Colyer, Jr.		4,495	13,101	68,630
R.C. Tiede		7,940	59,294	67,553
R.H. Coker		2,643	11,401	57,590
H.E. DeLoach, Jr.		134,328	19,972		$123,984	$379,500

(a)

Mr. Sanders’ perquisites consisted of $23,824 for personal use of the corporate aircraft, computed at the aggregate incremental cost to the Company. The aggregate incremental cost to us for corporate aircraft usage was $2,463 per hour in 2013, based on the cost of fuel, maintenance, parts, hourly rental rate for engines under maintenance service plan, and landing and crew expenses. The Company does not provide a tax gross-up for the imputed income relating to the personal use of the Company plane.

(b)	Includes our contributions under the Executive Life Insurance program (including the Executive Term Life policies and the frozen Executive Permanent Life policies described on page 33) and the economic value of frozen split-dollar life insurance arrangements entered into before 1996.

(c)	Comprised of Company contributions to the tax qualified Sonoco Retirement and Savings Plan, and the related non-qualified Defined Contribution Restoration component of the Omnibus Benefit Restoration Plan (“Restoration Plan”), which keeps employees whole with respect to our contributions that were limited by tax law. Effective December 15, 2012, the Sonoco Savings Plan and the Sonoco Investment and Retirement Plan (the “SIRP”) were combined into one tax qualified defined contribution plan with separate participation rules for both the Company Matching and the Retirement Contribution benefits under this plan. Mr. Tiede is the only NEO eligible for the Retirement Contribution benefit. Similar to the combining of these tax qualified defined contribution plans, the 401(k) Restoration and the SIRP Restoration components of the non-qualified Omnibus Benefit Restoration Plan have also been combined into the Defined Contribution Restoration component of the Omnibus Benefit Restoration Plan.

(d)	As executive officers elected after January 1, 2008, Messrs Saunders, Colyer, Tiede and Coker participate in the defined contribution Supplemental Executive Retirement Plan (the “DC SERP”). The contribution amount is equal to 10% of their 2013 salary and earned incentive and is further described on page 51. Seventy-five percent of the annual contribution will be invested in a fixed interest account based on 120% of the IRS applicable long-term rate and represents the amounts shown in column (d) to this footnote 5. Twenty-five percent of the contribution will be issued in Sonoco deferred restricted stock units and is further described under footnote (1) and disclosed in column (e) of the Summary Compensation Table. The benefit vests at age 55 with at least five years of service as an executive officer.

(e)	These amounts represent reimbursement during 2013 for the payment of taxes on company-provided replacement executive life insurance premiums paid pursuant to the frozen executive permanent life insurance program (described on page 33) and are made because of pre-2004 contractual commitments. This benefit will not be extended to additional executives and will no longer be provided once the Company’s contractual obligation to covered executives is satisfied. This benefit was eliminated for Mr. Sanders when he was named CEO effective April 1, 2013.

(6)	Mr. Tiede elected to defer $48,954 of this amount into a market rate interest account under the Deferred Compensation Plan for Corporate Officers in compliance with IRC Section 409A. The value of this account will not be payable until at least six months after his separation from service from the Company. The Deferred Compensation Plan for Corporate Officers is described under the caption “Description of Nonqualified Deferred Compensation Plans” on page 51.

(7)	Mr. Coker was not an NEO in 2011 or 2012.

(8)	Mr. DeLoach received a cumulative base salary of $289,224 prior to his retirement on April 1, 2013. He also received cash payments of $379,500 in Director’s fees from April 1, 2013 through December 31, 2013 which are included in Column (i).

2013 GRANTS OF PLAN-BASED AWARDS

	Grant Date (b1)	Committee Action Date (b2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (4) (j)	Exercise or Base Price of Option Awards ($/Share) (k)		Grant Date Fair Value of Stock and Option Awards ($) (5) (l)
Name (a)			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
M.J. Sanders
Annual Cash Incentive	NA	02-12-13	$349,842	$874,606	$1,749,211
SSARs	02-13-13	02-12-13									109,500	$32.03		$499,320
PCSUs	02-13-13	02-12-13				27,950	55,900		83,850					1,606,007
RSUs	04-01-13	04-01-13								57,821				2,000,028
B.L. Saunders
Annual Cash Incentive	NA	02-12-13	124,864	312,161	624,322
SSARs	02-13-13	02-12-13									58,800	32.03		268,128
PCSUs	02-13-13	02-12-13				15,000	30,000		45,000					861,900
J.M. Colyer, Jr.
Annual Cash Incentive	NA	02-12-13	149,196	372,990	745,980
SSARs	02-13-13	02-12-13									60,000	32.03		273,600
PCSUs	02-13-13	02-12-13				15,000	30,000		45,000					861,900
R.C. Tiede
Annual Cash Incentive	NA	02-12-13	146,854	367,136	734,271
SSARs	02-13-13	02-12-13									60,000	32.03		273,600
PCSUs	02-13-13	02-12-13				15,000	30,000		45,000					861,900
R.H. Coker
Annual Cash Incentive	NA	02-12-13	120,517	301,293	602,585
SSARs	02-13-13	02-12-13									34,300	32.03		156,408
PCSUs	02-13-13	02-12-13				8,750	17,500		26,250					502,775
H.E. DeLoach, Jr.
Annual Cash Incentive	NA	02-12-13	115,690	289,224	578,448
SSARs	02-13-13	02-12-13										-0-	(6)
PCSUs	02-13-13	02-12-13					-0-	(6)
RSUs	04-01-13	04-01-13								28,911				1,000,031

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards established for the 2013 Officer Incentive Plan, as discussed on page 27 of the Compensation Discussion and Analysis and reflected in column (g) of the Summary Compensation Table.

(2)	PCSUs awarded in 2013. Information about determining the number of award shares, the performance-based conditions and vesting of these awards is provided on page 30 of the Compensation Discussion and Analysis section.

(3)	Mr. Sanders was awarded these RSUs in recognition of his election as Chief Executive Officer. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. The shares will vest when the time-based restriction lapses on the fifth anniversary of the grant, if Mr. Sanders is actively employed by the Company on that date. This award is further described on page 31, under the caption “2013 Committee Actions – Restricted Stock Units.”

Mr. DeLoach received this retention award to ensure an effective transition of CEO responsibilities and for his continued contributions as Executive Chairman of the Board of Directors. The shares will vest on the second anniversary of the grant, if Mr. DeLoach is still an active member of the Board. This award is further described on page 31, under the caption “2013 Committee Actions – Restricted Stock Units.”

(4)	SSARs awarded in 2013. These awards have a one-year vesting period. Information about determining the number of award shares is provided on page 31 of the Compensation Discussion and Analysis.

(5)	The value for PCSUs is based on the probable outcome of the performance conditions determined as of grant date, which is the target number of PCSUs multiplied by the grant date fair value. The value of the option awards (SSARs) is based on a binomial model calculation of $4.56 per share on the date of grant.

(6)	Mr. DeLoach did not receive a grant in 2013 due to his announced retirement effective April 1, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

								Stock Awards
			Option or SSAR Awards					Number of Shares or Units of Stock That Have Not Vested (1) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (2) ($) (j)
Name (a)	Option Grant Date	Option Vest Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
M.J. Sanders	04/01/2013							57,821	(3)	$2,412,292
	02/13/2013	02/13/2014		109,500		$32.0300	02/13/2020
	02/13/2013										27,950	(4)	$1,166,074
	02/08/2012	02/08/2013	54,300			32.8500	02/08/2019
	02/08/2012										20,000	(5)	834,400
	02/09/2011	02/09/2012	40,000			36.3400	02/09/2018
	02/09/2011							20,000	(6)	834,400
	10/16/2006	10/16/2007	10,000			35.4200	10/16/2016
B.L. Saunders	02/13/2013	02/13/2014		58,800		32.0300	02/13/2020
	02/13/2013										15,000	(4)	625,800
	02/08/2012	02/08/2013	36,200			32.8500	02/08/2019
	02/08/2012										12,650	(5)	527,758
	02/09/2011	02/09/2012	7,500			36.3400	02/09/2018
	02/09/2011							2,500	(6)	104,300
J.M. Colyer, Jr.	02/13/2013	02/13/2014		60,000		32.0300	02/13/2020
	02/13/2013										15,000	(4)	625,800
	02/08/2012	02/08/2013	22,600			32.8500	02/08/2019
	02/08/2012										8,000	(5)	333,760
	02/09/2011	02/09/2012	18,000			36.3400	02/09/2018
	02/09/2011							6,000	(6)	250,320
	02/10/2010	02/10/2011	17,400			28.4800	02/10/2017
R.C. Tiede	02/13/2013	02/13/2014		60,000		32.0300	02/13/2020
	02/13/2013										15,000	(4)	625,800
	02/08/2012										6,750	(5)	281,610
	02/09/2011	02/09/2012	14,000			36.3400	02/09/2018
	02/09/2011							5,000	(6)	208,600
	02/04/2009							4,007	(7)	167,172
R.H. Coker	02/13/2013	02/13/2014		34,300		32.0300	02/13/2020
	02/13/2013										8,750	(4)	365,050
	02/08/2012	02/08/2013	18,900			32.8500	02/08/2019
	02/08/2012										6,600	(5)	275,352
	02/09/2011	02/09/2012	10,000			36.3400	02/09/2018
	02/09/2011							3,000	(6)	125,160
	02/06/2008	02/06/2009	4,000			29.3000	02/06/2015
	02/04/2009							4,007	(7)	167,172

								Stock Awards
			Option or SSAR Awards					Number of Shares or Units of Stock That Have Not Vested (1) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (2) ($) (j)
Name (a)	Option Grant Date	Option Vest Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
H.E. DeLoach, Jr.	04/01/2013							28,911	(8)	1,206,167
	02/08/2012	02/08/2013	131,200			32.8500	02/08/2019
	02/08/2012										45,850	(5)	1,912,862
	02/09/2011	02/09/2012	100,000			36.3400	02/09/2018
	02/09/2011							33,750	(6)	1,408,050
	02/10/2010	02/10/2011	116,400			28.4800	02/10/2017
	02/06/2008	02/06/2009	111,000			29.3000	02/06/2015
	02/02/2005	02/02/2005	80,000			27.3100	02/02/2015

(1)	Except in the event of termination of employment as a result of death, disability, or retirement, termination of a participant’s employment prior to vesting will result in forfeiture of any unvested award. Upon consummation of a change in control that meets the criteria as specified under IRC Section 409A and related regulations, all unvested PCSUs will vest at target on a prorata basis if the change in control occurs during the three-year performance period or at threshold on a prorata basis if change in control occurs during the time-vesting period in year four or five. A lump sum payment equal to the aggregate fair market value of the PCSUs will be issued to the participant within 30 days following the change in control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m).

(2)	Values of PCSUs shown in column (h) and PCSUs/RSUs shown in column (j) are based on the December 31, 2013, closing price of $41.72.

(3)	Represents RSUs awarded to Mr. Sanders upon his election as Chief Executive Officer. The shares will vest at the end of the five year time-based restriction if Mr. Sanders is still employed by the Company. Receipt of shares occurs six months following separation of service. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. If Mr. Sanders leaves the Company for any reason other than death or disability before the shares vest, the unvested shares are forfeited. The individual grant agreement provides for vesting on a prorata basis in the event of death or disability. Upon consummation of a change in control that meets the criteria of IRC Section 409A and the related regulations, all unvested RSUs will vest on a prorata basis. A lump sum payment equal to the aggregate fair market value of the vested RSUs will be issued to the participant within 30 days following the change in control unless the RSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). The restricted stock units do not have voting rights.

(4)	Represents the number of threshold shares of PCSUs granted February 13, 2013 that will vest on December 31, 2015, if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. In the event that threshold performance goals are not attained and vesting at the end of the three-year performance period is less than 50% of the target award opportunity, the difference between 50% of target and what actually vests is deferred and potentially payable in equal share installments at the end of the fourth and fifth year, subject to the participant’s continued employment for that period.

(5)

Represents the number of threshold shares of PCSUs granted February 8, 2012 that will vest on December 31, 2014, if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. In the event that threshold performance goals are not attained and vesting at the end of the three-year performance period is less than 50% of the target award opportunity, the difference between

50% of target and what actually vests is deferred and potentially payable in equal share installments at the end of the fourth and fifth year, subject to the participant’s continued employment for that period. In order to retain Mr. DeLoach’s services as Executive Chairman, the Committee decided to forego any forfeiture of PCSUs from the 2011 and 2012 grants.

(6)	Represents the number of threshold shares of PCSUs granted February 9, 2011. Performance criteria for the 2011-2013 performance cycle were not met, therefore performance awards were not earned. To encourage retention, if less than the number of threshold shares are earned at the end of the three-year performance period, then one-half of the remaining number of threshold shares will vest at the end of year four on December 31, 2014 and one-half at the end of year five on December 31, 2015. Except as provided below, no PCSU will vest if an individual is not employed by the Company on the last day of the fourth year after grant of the award (December 31, 2014), or on the last day of the fifth year after grant of the award (December 31, 2015). In the event of involuntary termination, for reasons other than death or disability, the participant will forfeit all unvested PCSUs. In the case of death, disability or retirement during the fourth and fifth award years, the PCSUs will vest on a prorata monthly basis and be settled at the end of the fourth or fifth award year. The PCSUs to be vested will be calculated on the date of such termination. Upon consummation of a change in control that meets the criteria specified under IRC Section 409A and related regulations, all unvested PCSUs will vest at threshold on a prorata basis if a change in control occurs during the time-vesting period in year four or five. A lump sum payment equal to the aggregate fair market value of the PCSUs will be issued to the participant within 30 days following the change in control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). In order to retain Mr. DeLoach’s services as Executive Chairman, the Committee decided to forego any forfeiture of PCSUs from the 2011 and 2012 grants.

(7)	Represents RSUs awarded to Mr. Tiede and Mr. Coker in recognition of their election as corporate officers. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. The shares vest in three equal increments on the third, fourth and fifth anniversary of the grant. Receipt of shares occurs six months following separation of service. If the executive officer leaves the Company for any reason other than death or disability before the shares vest, the unvested shares are forfeited. The individual grant agreement provides for vesting on a prorata basis in the event of death or disability. Upon consummation of a change in control that meets the criteria of IRC Section 409A and the related regulations, all unvested RSUs will vest on a prorata basis. A lump sum payment equal to the aggregate fair market value of the vested RSUs will be issued to the participant within 30 days following the change in control unless the RSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). The restricted stock units do not have voting rights.

(8)	Represents RSUs awarded to Mr. DeLoach as a retention grant to ensure an effective transition of CEO responsibilities and for his continued and future contributions as the Executive Chairman of the Board of Directors. The shares will vest on the second anniversary of the grant, April 1, 2015, if Mr. DeLoach is still an active member of the Board of Directors. The RSUs are credited with dividend equivalents, which are not paid out until receipt of the shares. If Mr. DeLoach leaves the Board for any reason other than death or disability before the shares vest, the unvested shares are forfeited. The individual grant agreement provides for vesting on a prorata basis in the event of death or disability. Upon consummation of a change in control that meets the criteria of IRC Section 409A and the related regulations, all unvested RSUs will vest on a prorata basis. A lump sum payment equal to the aggregate fair market value of the vested RSUs will be issued to Mr. DeLoach within 30 days following the change in control unless the RSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). The restricted stock units do not have voting rights.

2013 OPTION EXERCISES AND STOCK VESTED

The following table provides information about options exercised by our NEOs in 2013 and about RSUs that vested in 2013. No PCSUs vested in 2013.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting (4) ($) (c)
M.J. Sanders	104,500	$645,765	-0-		-0-
B.L. Saunders	13,900	75,679	3,725	(2)	$155,407
J.M. Colyer, Jr.	40,700	501,669	4,023	(2)	167,840
R.C. Tiede	61,900	567,047	3,717	(3)	155,073
R.H. Coker	19,400	162,760	3,717	(3)	155,073
H.E. DeLoach, Jr.	348,000	4,355,770	-0-		-0-

(1)	The difference between the market price of the common stock at exercise and the exercise price.

(2)	These shares represent one third of the restricted stock units awarded to Mr. Saunders and Mr. Colyer upon their election as corporate officers. The initial grants of 10,000 shares were issued on February 6, 2008, and vest in three increments on the third, fourth and fifth anniversary of the grant. The shares were credited with dividend equivalents during the vesting period. These figures represent the shares and dividend equivalents that vested on the fifth anniversary of the grant in 2013. Mr. Saunders elected to defer receipt of all of these shares until six months following separation of service from the Company and elected a payout option of one, two or three annual installments. Deferred shares are also shown in Column (b) of the “2013 Nonqualified Deferred Compensation” table on page 50.

(3)	These shares represent one third of the restricted stock units awarded to Mr. Tiede and Mr. Coker upon their election as corporate officers. The initial grants of 10,000 shares were issued on February 4, 2009, and vests in three increments on the third, fourth and fifth anniversary of the grant. The shares were credited with dividend equivalents during the vesting period. These figures represent the shares and dividend equivalents that vested on the fourth anniversary of the grant in 2013. Mr. Tiede and Mr. Coker elected to defer receipt of all of these shares until six months following separation of service from the Company and elected a payout option of one, two or three annual installments. Deferred shares are also shown in Column (b) of the “2013 Nonqualified Deferred Compensation” table on page 50.

(4)	Based on the closing stock price on the date of vesting.

2013 PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (4) (#) (c)	Present Value of Accumulated Benefit (5) ($) (d)	Payments During Last Fiscal Year (6) ($) (e)
M.J. Sanders (1)	Sonoco Pension Plan	25.00	$879,942
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	25.00	3,842,569
	DB SERP Benefit	26.00	3,106,179

	Total		7,828,690
B.L. Saunders (2)	Sonoco Pension Plan	23.50	621,000
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	23.50	822,233

	Total		1,443,233
J.M. Colyer, Jr. (2)	Sonoco Pension Plan	29.00	697,733
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	29.00	1,402,470

	Total		2,100,203
R.C. Tiede (3)
R.H. Coker (2)	Sonoco Pension Plan	27.50	626,964
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	27.50	1,155,044

	Total		1,782,008
H.E. DeLoach, Jr. (1)	Sonoco Pension Plan	26.25	1,004,778	$66,886
	Omnibus Benefit Restoration Plan
	Pension Restoration Benefit	26.25	10,730,472	681,328
	DB SERP Benefit	27.25	7,393,339	3,821,242

	Total		19,128,589	4,569,456

(1)	Messrs DeLoach and Sanders, participate in two Sonoco-sponsored defined benefit pension plans: the Sonoco Pension Plan (the “Pension Plan”), a tax-qualified plan, and the Restoration Plan of Sonoco Products Company (the “Restoration Plan”), a nonqualified supplemental retirement plan. The Restoration Plan has two separate defined benefit components: (i) the Pension Restoration component, which compensates our NEOs, as well as other employees, for any benefits lost under the Pension Plan because of pay and benefit limitations set by the IRC, and, (ii) the defined benefit Supplemental Executive Retirement Plan component (the “DB SERP”), which provides an additional benefit to certain of our executive officers elected before January 1, 2008. Further information about these plans is provided in the narrative discussion below. We adopted the DB SERP in 1979 and amended and restated the DB SERP in 1994 to include the Pension Restoration Benefit.

(2)	Messrs Saunders, Colyer and Coker also participate in the Pension Plan and in the Pension Restoration Benefit component of the Restoration Plan. In addition, they participate in the defined contribution Supplemental Executive Retirement Plan (the “DC SERP”) which is described on page 51.

(3)	Mr. Tiede does not participate in the Pension Plan or the Pension Restoration component of the Restoration Plan because he was hired after participation in these plans was frozen. Instead, he participates in the Retirement Contribution component of the broad-based defined contribution Sonoco Retirement and Savings Plan, for employees hired on or after January 1, 2004. In addition, he participates in the Defined Contribution Restoration and the DC SERP components of the Restoration Plan. These plans are described on page 51.

(4)

Years of Credited Service under the Sonoco Pension Plan and the Pension Restoration component of the Restoration Plan begin on January 1 or July 1 coincident with or following one year of service. Years of Credited

Service under the DB SERP component of the Restoration Plan begin on the date of hire. We do not provide extra years of credited service under the plans. Mr. DeLoach retired effective April 1, 2013, and his credited service under the Plans ended March 31, 2013.

(5)	We calculate the present values shown in the table using: (i) the same discount rates we use for applicable financial reporting purposes (5.08% for the Pension Plan and 4.55% for the Pension Restoration and the DB SERP components of the Restoration Plan); and (ii) each plan’s earliest unreduced retirement age (age 65 for the Pension Plan and the Pension Restoration and DB SERP components of the Restoration Plan as discussed below). The present values shown in the table reflect post-retirement mortality, based on the applicable financial reporting assumption (the RP2000 Combined Healthy mortality table generationally projected with Scale AA as of December 31, 2013), but do not include an assumption of pre-retirement termination, mortality or disability.

The elements of compensation considered in determining the DB SERP benefit payable to the NEOs are the compensation shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” on page 39.

(6)	Payments under the plans in connection with Mr. DeLoach’s retirement effective April 1, 2013.

Sonoco Pension Plan

The Sonoco Pension Plan is a defined benefit retirement plan and covers the majority of employees in the United States, and certain U.S. expatriate employees hired prior to 2004. Effective December 31, 2003, the Company froze participation for newly hired salaried and non-union hourly U.S. employees in the pay-based formula. The Sonoco Pension Plan was further amended in 2009 to freeze benefit accruals for all participants, effective December 31, 2018. The Sonoco Pension Plan provides participants with a life annuity annual benefit at normal retirement equal to the sum of A plus B minus C plus D below.

A. $42 multiplied by years of benefit service (up to 30); plus

B. 1.67% of five-year final average earnings multiplied by years of benefit service (up to 30); minus

C. 1.67% of the Social Security Primary Insurance Amount multiplied by years of benefit service (up to 30); plus

D. 0.25% of five-year final average earnings multiplied by years of benefit service in excess of 30 years.

Final average earnings are the average of the five highest calendar years (which do not have to be consecutive) of compensation. For this purpose, the NEOs’ earnings reflect salary and annual incentives that are paid in the same year subject to the annual limit imposed by the IRC ($255,000 in 2013).

Benefit service begins at the date of commencement of participation, which is the January 1 or July 1 coincident with or following one year of service.

Participants become fully vested in their retirement benefit upon the earlier of completion of five years of service or attainment of age 55. The benefit is payable on an unreduced basis at age 65. Employees may choose to commence their benefits as early as age 55, with subsidized early retirement reductions of 3.6% per year from age 65.

If the participant is disabled prior to retirement, the participant’s benefit is determined as if he or she terminated employment on the date of disability. Upon death prior to retirement, if the participant is fully vested and survived by his or her spouse, the spouse will receive a pre-retirement survivor annuity. The preretirement survivor annuity is equal to 50% of the accrued benefit in the Pension Plan, adjusted for the 50% joint and survivor form of payment and reduced for early commencement, and is payable at the later of the participant’s death or the participant’s earliest retirement age.

The Sonoco Pension Plan offers several optional forms of payment, including joint and survivor annuities, period certain annuities and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Pension Restoration and DB SERP Components in the Restoration Plan

The Pension Restoration component under the Restoration Plan is provided to Sonoco employees hired before 2004 (including the NEOs with the exception of Mr. Tiede) to compensate for any benefits lost under the Sonoco

Pension Plan because of pay and benefit limitations set by the IRC. Generally, the terms and conditions of the Pension Restoration component (subject to the requirements of IRC Section 409A) are consistent with the provisions, terms and conditions of the Pension Plan, which are discussed above under the caption “Sonoco Pension Plan.” The Pension Restoration component of the Restoration Plan was amended in 2009 to freeze benefit accruals effective December 31, 2018.

The DB SERP component under the Restoration Plan is provided only to designated officers elected before January 1, 2008, including Mr. DeLoach and Mr. Sanders. With 15 years of service and retirement at age 65, it provides an annual payment equal to 60% replacement of final average earnings offset by the Sonoco Pension Plan benefit, the Pension Restoration benefit and full Social Security benefits. Officers elected before January 1, 2006, become fully vested in their DB SERP benefit upon the completion of five years service in the DB SERP. Officers elected after January 1, 2006, become fully vested in their DB SERP benefit upon completion of five years service in the DB SERP and attainment of age 55. The DB SERP benefit was amended to freeze benefit accruals effective December 31, 2018, to be consistent with the 2009 amendments to freeze accruals in the Sonoco Pension Plan and the Pension Restoration component of the Restoration Plan.

The annual DB SERP benefit payable to a participant who separates from service and retires at age 65 is calculated by multiplying 4.0% of three-year final average cash earnings, with the product further multiplied by years of benefit service to a maximum of 15 years. Benefit service under the DB SERP begins at the date of hire. If a participant retires prior to age 65, the retirement benefit is reduced by a fraction, the numerator of which is the participant’s total benefit service to the participant’s date of separation and the denominator of which is the participant’s benefit service projected to age 65. The retirement benefit is further offset by the participant’s Pension Plan benefit, the Pension Restoration benefit and full Social Security benefits. If a participant retires prior to age 62, the benefit is further reduced by subsidized early retirement reductions of 3% per year from age 62. (In this case, however, the Social Security benefit offset would not begin until the participant attains age 62.)

Final average cash earnings for the DB SERP benefit are the average of the three highest calendar years (which do not have to be consecutive) of compensation in the last seven years before retirement. For this purpose, the NEOs’ earnings include salary and the annual incentive earned with respect to each such calendar year.

The DB SERP benefit is calculated as a 75% joint and survivor annuity for a participant who has been married for at least one year, and a 10-year certain and life annuity for all other participants.

Mr. Sanders is eligible to retire under the DB SERP. Mr. Sanders has elected to receive the actuarially equivalent value of the DB SERP in three equal installments after retirement in lieu of the monthly 75% joint and survivor annuity or the 10-year certain and life annuity.

In the event of disability, the annual Restoration Plan disability benefit payable is equal to the early retirement DB SERP benefit, the combined family Social Security benefits, the Pension Restoration benefit and Sonoco Pension Plan benefit. If the early retirement DB SERP benefit (prior to the conversion to the actuarially equivalent value of the DB SERP benefit noted above), when added to the officer’s combined family Social Security benefits and Pension Plan benefit, is less than 60% of current base salary, the difference will be payable from the Long-Term Disability Plan. When the benefit from the Long-Term Disability Plan ends, any unpaid DB SERP installments, and Pension Restoration and the Pension Plan benefits would continue.

Mr. Sanders is eligible for disability benefits under the Restoration Plan since he is at least 55 years of age and is eligible to retire.

Mr. DeLoach retired effective April 1, 2013 and commenced benefits under the terms of the Pension Plan and the Pension Restoration and DB SERP components of the Restoration Plan. Mr. DeLoach elected to receive the actuarially equivalent value of the DB SERP benefit, and received his initial installment in October, 2013.

2013 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in 2013 (1) (4) ($) (b)	Registrant Contributions in 2013 (4) ($) (c)	Aggregate Earnings in 2013 (2) (4) ($) (d)	Aggregate Withdrawals/ Distributions in 2013 ($) (e)	Aggregate Balance at End of 2013 (3) (4) ($) (f)
M.J. Sanders
Defined Contribution Restoration Benefit (5)	-0-	$16,683	$35,586	-0-	$320,042
Deferred PCSUs/RSUs	$2,471,802	-0-	1,719,197	-0-	8,049,102
B.L. Saunders
Defined Contribution Restoration Benefit (5)	-0-	6,614	8,068	-0-	74,674
Deferred PCSUs/RSUs	-0-	-0-	146,133	-0-	496,923
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	59,667	5,275	-0-	252,273
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	13,011	26,233	-0-	87,424
J.M. Colyer, Jr.
Defined Contribution Restoration Benefit (5)	-0-	8,001	16,619	-0-	114,695
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	68,630	7,026	-0-	325,177
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	14,694	34,653	-0-	114,914
R.C. Tiede
1991 Officer Deferred Compensation Plan	90,073	-0-	987	-0-	91,060
Defined Contribution Restoration Benefit (5)	-0-	38,342	45,191	-0-	481,478
Deferred PCSUs/RSUs	-0-	132,730	77,058	-0-	324,613
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	67,553	6,422	-0-	302,055
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	13,872	30,309	-0-	100,733
R.H. Coker
Defined Contribution Restoration Benefit (5)	-0-	6,300	8,990	-0-	63,366
Deferred PCSUs/RSUs	-0-	132,605	77,053	-0-	324,484
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	57,590	5,680	-0-	265,006
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	13,006	26,817	-0-	89,297
H.E. DeLoach, Jr.
1983 Officer Deferred Compensation Plan	-0-	-0-	389,336	$484,674	3,728,057
1991 Officer Deferred Compensation Plan	-0-	-0-	11,546	5,119	49,288
Defined Contribution Restoration Benefit (5)	-0-	14,872	58,114	874,980	441,820
Deferred PCSUs/RSUs (6)	1,206,167	-0-	8,488,806	32,240,052	1,206,167

(1)	Includes aggregate of deferred equity compensation in 2013. The value of the equity deferral is based on the number of deferred share units multiplied by the closing price of Sonoco stock on the date of deferral (vesting date), which in all cases was $41.72 per share on December 31, 2013. These awards have been previously reported in the Summary Compensation table.

(2)	Amounts reflect accrued interest on deferred compensation in interest bearing accounts and earnings growth, including dividend credits for deferred compensation in stock equivalent accounts. Any deferred compensation in stock equivalent accounts is based on the December 31, 2013 closing price of $41.72. Values also reflect any required Social Security taxes on shares that vested in 2013.

(3)

For all of the NEOs, the portion of the amounts shown in column (f) above that relate to the Defined Contribution Restoration component of the Omnibus Benefit Restoration Plan is payable in three installments following the participant’s separation from service. The initial installment is paid six months following separation from service and the second and third installments are paid in January of the following years. The remaining amounts in column (f) are payable according to each NEO’s elected payment schedule, which can range from one to 15 annual installments subject to the provisions of IRC Section 409A had separation from service occurred on December 31, 2013. For

Messrs Saunders, Colyer, Tiede and Coker, the portion that relates to the Defined Contribution SERP is payable in three installments, with the initial installment paid six months following the officer’s retirement date and the second and third installments paid in January of the following years.

(4)	The following table shows contributions and earnings that are reported in the “Summary Compensation Table” on page 39 or were reported in the Summary Compensation Table in previous years.

Name	Amounts in column (b) above reported in the Summary Compensation Table	Amounts in column (c) above reported in the Summary Compensation Table	Amounts in column (d) above reported in the Summary Compensation Table	Amounts in column (f) above previously reported as compensation in the Summary Compensation Table for previous years	Amounts in column (f) above payable in company stock rather than cash
M.J. Sanders	$2,471,802	$16,683	-0-	$5,399,666	$8,049,102
B.L. Saunders	-0-	79,292	-0-	191,187	584,347
J.M. Colyer, Jr.	-0-	91,325	-0-	239,195	114,914
R.C. Tiede	90,073	119,768	-0-	528,583	425,346
R.H. Coker	-0-	76,896	-0-	76,896	413,781
H.E. DeLoach, Jr.	1,206,167	14,872	$117,466	17,536,472	1,255,455

The $17,536,472 shown in the table above was paid out per the terms and conditions of the deferred compensation plans.

(5)	The Defined Contribution Restoration Benefit is the result of combining the former 401(k) Restoration and former Sonoco Investment and Retirement Restoration components of the Restoration Plan.

(6)	The amount in Column (e) represents the accumulated value of all vested PCSUs and RSUs that Mr. DeLoach deferred during his employment with the Company through March 31, 2013. The net amount of the distribution after payment of taxes was $17,044,138, based on the October 1, 2013 share price of $39.38 (the date of distribution), and was made in the form of Company stock. The form and timing of Mr. DeLoach’s distribution was made in accordance with the specific terms and conditions of the deferred compensation plans and applicable provisions of the Internal Revenue Code.

Description of Nonqualified Deferred Compensation Plans

From 1983 through 1989 executive officers and directors were eligible to participate in a salary/incentive deferral plan under which they could commit to defer a specific dollar amount of salary and/or incentive over a one to four year period and in return receive a fixed monthly annuity for 180 months beginning in the January after the person reaches age 65 (or subsequent retirement if elected by the participant). The amount of monthly annuity varied with the individual’s age and prevailing interest rates at the time the commitment to defer was made.

Mr. DeLoach was the only officer who made contributions to this plan. Payments to Mr. DeLoach commenced in January, 2013 and, under the terms of the plan his combined monthly payout based on his contributions was $40,390. The historical effective interest rates on the contributions made by Mr. DeLoach ranged from 9.6% to 17.1%, and the rates decreased to 7% effective January 1, 2010.

In 1991, the Company implemented a new Deferred Compensation Plan for Corporate Officers. Each participant is eligible to make an irrevocable deferral election on an annual basis. The minimum deferral is $5,000 and the maximum annual deferral is 50% of compensation (salary and/or incentive) earned during the year for which the deferral election is made. Deferrals are made monthly from salary and annually from incentive payments. The participants may elect to invest the deferred compensation in the Interest Account or the Stock Equivalent Account. Deferrals initially made into one account may not be subsequently changed to the other account. The Interest Account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high quality bond index listed on the preceding December 15. For 2013, the interest rate was 5.28%. Deferrals into the Stock Equivalent Account are converted into phantom stock equivalents as if Sonoco shares were actually purchased. Dividend credits are also credited to the Stock Equivalent

Account as if shares were actually purchased. Payments from these plans are made annually after separation from service. For amounts deferred prior to January 1, 2006, participants could select payment schedules for periods of one to 15 years. For deferrals after January 1, 2006, the payment period was changed to one, three or five years. Under IRC Section 409A, payments of amounts that were deferred after December 31, 2004, are subject to a minimum six month delay after separation from service with the Company. Mr. Tiede elected to participate in this plan in 2013. The amount of his deferral is shown in footnote 4 above for column (b) in the table.

Payments to Mr. DeLoach commenced under the Deferred Compensation Plan for Corporate Officers in January, 2013 and under the terms of the Plan, his combined monthly payout was $427, payable for ten years.

The NEOs, as well as other employees, participate in the Defined Contribution Restoration component of the Restoration Plan, which keeps employees whole with respect to company contributions to the Sonoco Retirement and Savings Plan that are limited by the IRC. Mr. Sanders also participates in the DB SERP and Pension Restoration components of the Restoration Plan, as did Mr. DeLoach, prior to his retirement. Mr. Saunders, Mr. Colyer and Mr. Coker also participate in the Pension Restoration component of the Restoration Plan. Those amounts are shown in the “2013 Pension Benefits” table, beginning on page 47.

Mr. Tiede participates in the Sonoco Retirement & Savings Plan, a tax-qualified defined contribution arrangement comprised of a Company Match formula and an annual Retirement Contribution for employees hired on or after January 1, 2004. He also participates in the Defined Contribution Restoration component of the Restoration Plan, which provides benefits to all participants in the Sonoco Retirement & Savings Plan whose wages or benefit accruals exceed the annual IRC qualified retirement plan limits, and the Defined Contribution SERP (“DC SERP”), which provides supplemental retirement benefits to executive officers elected after January 1, 2008. The Defined Contribution Restoration component of the Restoration Plan is the result of combining the former 401(k) Restoration and the Sonoco Investment and Retirement Restoration components of the Restoration Plan.

The annual Retirement Contribution to the Sonoco Retirement and Savings Plan is equal to 4% of the employee’s cash earnings paid in the prior calendar year, plus an additional 4% of the employee’s cash earnings in excess of the Social Security wage base ($113,700 in 2013). Its related nonqualified Defined Contribution Restoration benefit as noted above provides an additional credit covering pay in excess of the annual IRC limit ($255,000 in 2013). One hundred percent of the annual Retirement Contribution to the Sonoco Retirement and Savings Plan is invested at the employee’s discretion in any of several available indexed funds. Participants become fully vested in their tax-qualified and nonqualified annual Retirement Contribution at the earlier of three years of service or reaching age 55. Mr. Tiede is fully vested in the Retirement Contribution to the Sonoco Retirement and Savings Plan.

All of the NEOs participate in the Company Match formula under the Sonoco Retirement and Savings Plan and the Defined Contribution Restoration component of the Restoration Plan.

At separation from service or retirement, the participant may elect to receive benefits from the qualified Sonoco Retirement & Savings Plan under several different forms of payment. The Defined Contribution Restoration benefit is payable in three cash installments, with the initial installment paid six months following separation from service and the second and third installments paid in January of the following years.

The Defined Contribution Restoration benefits that are due upon death are payable to the participant’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the participant’s death, and the second and third installments paid in January of the following years.

Messrs Saunders, Colyer, Tiede and Coker participate in the DC SERP component of the Restoration Plan. The annual DC SERP contribution is equal to 10% of the prior year’s salary and earned incentive. Seventy-five percent of the annual DC SERP contribution is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. The remaining 25% will be issued in Sonoco deferred restricted stock units. The DC SERP benefit vests at age 55 with at least five years of service as an executive officer. The deferred restricted stock units do not have voting rights. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares.

The vested DC SERP account is paid in three installments, with the initial installment paid six months following the officer’s retirement date and the second and third installments paid in January of the following years. The vested DC SERP benefits that are due upon death are payable to the officer’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the officer’s death, and the second and third installments paid in January of the following years. Messrs Saunders, Colyer, Tiede and Coker were not vested in the DC SERP benefit as of December 31, 2013.

Executive officers who participate in the PCSU portion of the Company’s long-term incentive plan as described on page 30 of the Compensation Discussion and Analysis may make an irrevocable election to defer receipt of any shares that vest until after their separation from service with the Company. Deferral elections made during or after 2003 must be for at least six months after separation from service with the Company. Additionally, receipt of any such units that vest and are not deductible under IRC Section 162(m) must be deferred until at least six months following separation of service. At the time of deferral, officers must elect a payment schedule of one, two or three annual installments. PCSUs accrue dividend equivalents only after vesting.

POTENTIAL BENEFITS PAYABLE IMMEDIATELY UPON CERTAIN SEPARATION EVENTS

Nonqualified Pension Amounts, Life Insurance Benefits, and Equity Values

The table below and the notes that follow set forth estimates of the nonqualified pension amounts, life insurance benefits and equity values that would have been payable to each of the NEOs had the specified termination events occurred on December 31, 2013. (Qualified pension benefits that would have been received are disclosed and discussed in the “2013 Pension Benefits” table on page 47.) The equity values are based on the December 31, 2013 stock price of $41.72.

Name	Termination (a)	Disability (b)	Retirement (c)	Change in Control (d)		Death (e)
M.J. Sanders
Pension Restoration Benefit (1)	$317,209	$317,209	$317,209	$317,209		$141,935
DB SERP Benefit (2)	1,540,468	1,540,468	1,540,468	1,540,468		1,845,128
Unvested SSARs	-0-	1,061,055	1,061,055	1,061,055	(4)	1,061,055
Unvested PCSUs	-0-	1,890,125	1,890,125	1,890,125	(5)	1,890,125
Unvested RSUs	-0-	370,770	370,770	370,770	(6)	370,770
Executive Life Insurance Plan Lump Sum (3)	-0-					5,250,000
B.L. Saunders
Pension Restoration Benefit (1)	67,210	67,210	67,210	67,210		31,370
Unvested SSARs	-0-	569,772	569,772	569,772	(4)	569,772
Unvested PCSUs	-0-	1,121,016	1,121,016	1,121,016	(5)	1,121,016
Executive Life Insurance Plan Lump Sum (3)	-0-					1,250,000
J.M. Colyer, Jr.
Pension Restoration Benefit (1)	124,846	124,846	124,846	124,846		-0-
Unvested SSARs	-0-	581,400	581,400	581,400	(4)	581,400
Unvested PCSUs	-0-	862,310	862,310	862,310	(5)	862,310
Executive Life Insurance Plan Lump Sum (3)						1,500,000
R.C. Tiede (7)
Unvested SSARs	-0-	581,400	581,400	581,400	(4)	581,400
Unvested PCSUs	-0-	792,763	792,763	792,763	(5)	792,763
Unvested RSUs	-0-	157,276	157,276	157,276	(6)	157,276
Executive Life Insurance Plan Lump Sum (3)						1,500,000
R.H. Coker
Pension Restoration Benefit (1)	107,898	107,898	107,898	107,898		50,361
Unvested SSARs	-0-	332,367	332,367	332,367	(4)	332,367
Unvested PCSUs	-0-	610,572	610,572	610,572	(5)	610,572
Unvested RSUs	-0-	157,196	157,196	157,196	(6)	157,196
Executive Life Insurance Plan Lump Sum (3)						1,250,000
H.E. DeLoach, Jr.
Pension Restoration Benefit (1)			681,328
DB SERP Benefit (2)			3,821,242
Unvested SSARs			-0-
Unvested PCSUs			2,550,594
Unvested RSUs			463,471

(1) The events included in columns (a) through (d) provide that the Pension Restoration benefits would be payable to these NEOs for their lifetimes, in addition to the benefits payable from the Sonoco Pension Plan and Social Security (if applicable). The Pension Restoration benefit for Mr. Sanders would be payable immediately, as he is eligible to retire.

Since Mr. Saunders, Mr. Colyer and Mr. Coker are vested but not eligible to retire, the initial monthly payments of their Pension Restoration benefits would be payable beginning on May 1, 2014, April 1, 2016, and May 1, 2017, respectively, which is the first date upon which they would be eligible to commence receipt of their benefits subject to the six month delay for executive officers.

The payment of any Pension Restoration benefits included in column (d) would be contingent upon termination of employment.

The Pension Restoration benefits included in column (e) for Mr. Sanders (payable as a 50% surviving spouse benefit) that is due upon the death of a participant (the pre-retirement death benefits) would be payable for the lifetime of the NEO’s spouse.

Since Mr. Saunders and Mr. Coker are vested but not eligible to retire, the initial monthly payment of their Pension Restoration benefit would be payable to their surviving spouses beginning May 1, 2014 and May 1, 2017, respectively, in the form of a life annuity. Mr. Colyer is unmarried and no survivor benefits would be payable.

The Pension Restoration benefit for Mr. DeLoach would be payable as a 75% joint and survivor annuity which he elected immediately prior to his retirement on April 1, 2013.

(2) The Events included in columns (a) through (d) provide that the DB SERP benefits for Mr. DeLoach and Mr. Sanders would be payable in three equal installments in lieu of the annual DB SERP benefits and represent the first of the three equal installments. The calculation of the DB SERP benefit does not include an offset for Social Security for Mr. Sanders as he is not yet eligible for Social Security benefits.

The payment of any Pension Restoration benefits included in column (d) would be contingent upon termination of employment.

The DB SERP benefits included in column (e) for Mr. Sanders would be payable in three annual installments to his spouse in lieu of the 75% surviving spouse benefit, and would be been offset by the 50% surviving spouse benefit from each of the Sonoco Pension Plan, the Pension Restoration component of the Restoration Plan, and estimated Social Security survivor benefits, as applicable. The DB SERP benefit reflected in column (e) represents the first of three equal installments.

The DB SERP benefit represents the first of three installments that was paid to Mr. DeLoach in October, 2013, related to his retirement on April 1, 2013.

(3)	The life insurance amounts in Column (e) for each of the NEOs, except for Mr. DeLoach who retired April 1, 2013, include coverage for which they are eligible and that has been applied for but not issued as of December 31, 2013.

Because of the manner in which the pre-2004 permanent life insurance coverage (described on page 33) was structured, the premiums for Mr. Sanders will end at age 65, and the premiums and tax gross-ups for Mr. DeLoach will end at age 79 (or death, if earlier). Messrs Saunders, Colyer, Tiede and Coker do not participate in the pre-2004 permanent life insurance program.

The present value of the remaining estimated pre-2004 permanent life insurance premiums for Mr. Sanders projected to age 65 is $94,228. The remaining estimated future premiums and related tax gross ups are $2,051,320 for Mr. DeLoach.

Premiums paid by the Company on behalf of officers for Executive Term Life insurance policies, as described in the Compensation Discussion and Analysis, will be continued until the later of the officers’ attainment of age 65 or the officers’ retirements from the Company. The present values of the remaining estimated future premiums projected to age 65 are $78,633 for Mr. Sanders, $18,586 for Mr. Saunders, $44,802 for Mr. Colyer $64,304 for Mr. Tiede and $27,863 for Mr. Coker.

(4)	Unvested SSARs would immediately vest only in the case of involuntary termination within two years of a Change in Control that meets the criteria of IRC Section 409A and the regulations thereunder.

(5)	Upon consummation of a Change in Control that meets the criteria of IRC Section 409A and the regulations thereunder, all unvested PCSUs would vest at target on a prorata basis.

(6)	Upon consummation of a Change in Control that meets the criteria of IRC Section 409A and the regulations thereunder, all unvested RSUs would vest on a prorata basis.

(7)	Mr. Tiede is not eligible to participate in the Pension Restoration and the DB SERP components of the Restoration Plan.

Treatment of Nonqualified Deferred Compensation Upon Certain Terminations or Change in Control

Except for the amounts accrued under the DC SERP, the amounts that would have been paid to each NEO with respect to nonqualified deferred compensation had death, disability, retirement or any other termination of employment occurred on December 31, 2013, are set forth in column (f) of the Nonqualified Deferred Compensation table and the method of determining the benefits payable and payment arrangements are described in the narrative following that table. Since Messrs Saunders, Tiede, Colyer and Coker are not vested in the DC SERP, those amounts would be forfeited.

DIRECTOR COMPENSATION

Employee directors do not receive any additional compensation for serving on the Board of Directors. Compensation for non-employee directors is summarized below.

For 2013, non-employee directors received a quarterly cash retainer of $15,000. In addition, the directors received quarterly deferred stock equivalent units valued at $23,750. The number of deferred stock equivalent units received is calculated by dividing $23,750 by the closing stock price on the first business day of each calendar quarter. The deferred stock equivalent units accrue dividend equivalents and must be held until six months following termination of Board service, and will be issued in shares of Sonoco common stock. Directors must elect to receive these deferred share distributions in one, three or five annual installments.

Based on comparisons of our Company to national surveys of director compensation and an independent study of peer packaging companies, the Board of Directors approved the following changes effective April 1, 2014. The directors will receive a quarterly cash retainer of $17,500. In addition, the directors will receive a quarterly grant of deferred stock equivalent units valued at $26,250. The deferred stock equivalent units accrue dividend equivalents and must be held until six months following termination of Board service, and will be issued in shares of Sonoco common stock. Directors must elect to have these deferred payments in one, three or five annual installments.

Board members also received a fee of $1,500 for each Board of Directors and each committee meeting attended. Committee chairs received a quarterly committee chair retainer. The Lead Director received a quarterly retainer of $5,000. The Audit Committee chair received a committee chair retainer of $3,750 per quarter. The Executive Compensation Committee chair received a committee chair retainer of $3,125 per quarter. The Financial Policy, Corporate Governance and Nominating, and Employee/Public Responsibility Committee chairs each received a committee chair retainer of $2,500 per quarter.

With the exception of Mr. DeLoach, no director had a compensation arrangement that differed from the program described above.

Effective April 1, 2013, Harris E. DeLoach, Jr. assumed the role of Executive Chairman. In addition to the cash retainer and equity listed above, Mr. DeLoach received incremental Executive Chairman pay of $86,250 per quarter.

To ensure an effective transition of CEO responsibilities and for his continued future contributions as the Executive Chairman of the Board of Directors, a retention grant was awarded to Mr. DeLoach of 28,911 RSUs. These shares will vest on the second anniversary of the grant, April 1, 2015, if Mr. DeLoach is still an active member of the Board. At a grant date stock price of $34.59, the award is valued at $1,000,031.

Directors may elect to defer a portion of their cash retainer or other fees (except chair retainers) into deferred stock equivalent units or into an interest-bearing account. The interest-bearing account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high quality bond index listed on the preceding December 15. For 2013, the interest rate was 4.50%. Deferrals into stock equivalent units are converted into phantom stock equivalents as if Sonoco shares were actually purchased. The deferred stock equivalent units accrue dividend equivalents, and are issued in shares of Sonoco common stock. Issuance of shares will commence six months following termination of Board service. Directors must elect to receive these deferred distributions in one, three or five annual installments.

The following table sets forth information regarding the compensation earned by each non-employee director who served on our Board of Directors in 2013.

2013 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) ((1) (c)	Total ($) (d)
H.E. DeLoach, Jr. (2)	–	–	–
J.L. Coker (3)	$19,500	$23,750	$43,250
H.A. Cockrell (4)	73,761	–	73,761
P.L. Davies	81,000	95,000	176,000
J.R. Haley	82,500	95,000	177,500
E.H. Lawton, III	79,500	95,000	174,500
J.E. Linville	91,000	95,000	186,000
J.M. Micali (5)	123,000	95,000	218,000
J.H. Mullin, III (6)	40,625	47,500	88,125
L.W. Newton	79,500	95,000	174,500
M.D. Oken	106,125	95,000	201,125
P.R. Rollier (7)	81,000	95,000	176,000
T.E. Whiddon	100,750	95,000	195,750

(1)	Mandatorily deferred stock equivalent units.

(2)	Mr. DeLoach retired as Chief Executive Officer of Sonoco effective April 1, 2013 and concurrently assumed the role of Executive Chairman of the Board. His compensation as a Director is included in Column (i) of the Summary Compensation Table on page 39. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which was prior to his election as Executive Chairman. Mr. DeLoach was not paid Director fees while he was Chief Executive Officer.

(3)	Mr. Coker retired from the Board on February 19, 2013 upon reaching the mandatory retirement age.

(4)	Mr. Cockrell was elected to the Board on July 17, 2013. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which was prior to his election.

(5)	Mr. Micali elected to defer 50% his cash retainer ($30,000), 50% of his Lead Director Retainer ($10,000) and 50% and his meeting fees ($16,500) into a market rate interest account as described above.

(6)	Mr. Mullin retired from the Board on June 15, 2013 upon reaching the mandatory retirement age.

(7)	Mr. Rollier elected to defer his cash retainer ($60,000) and his meeting fees ($21,000) into a market rate interest account as described above.

The table below shows the amount of 2013 compensation deferred for each director into Sonoco Stock Equivalent Units and the payout schedule elected.

Director	Fees Deferred Into Equivalent Stock Units (1)	Payout Schedule Election in Years
H.E. DeLoach, Jr. (2)	–	–
J.L. Coker (3)	$23,750	1
H.A. Cockrell (4)	–	–
P.L. Davies	95,000	1
J.R. Haley	95,000	5
E.H. Lawton, III	95,000	5
J.E. Linville	95,000	5
J.M. Micali (5)	151,500	1
J.H. Mullin, III (6)	47,500	1
L.W. Newton	95,000	1
M.D. Oken	95,000	1
P.R. Rollier	95,000	3
T.E. Whiddon	95,000	1

(1)	Mandatory deferrals of stock awards ($95,000) for each director in the amount of $23,750 were made on 1/2/13, 4/1/13, 7/1/13 and 10/1/13.

(2)	Mr. DeLoach retired as Chief Executive Officer of Sonoco effective April 1, 2013 and concurrently assumed the role of Executive Chairman of the Board. His compensation as a Director is included in Column (i) of the Summary Compensation Table on page 39. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which was prior to his election as Executive Chairman. Mr. DeLoach was not paid Director fees while he was Chief Executive Officer.

(3)	Mr. Coker retired from the Board on February 19, 2013 upon reaching the mandatory retirement age.

(4)	Mr. Cockrell was elected to the Board on July 17, 2013. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which was prior to his election.

(5)	Mr. Micali elected to defer 50% his cash retainer ($30,000), 50% of his Lead Director Retainer ($10,000) and 50% and his meeting fees ($16,500) into restricted stock units.

(6)	Mr. Mullin retired from the Board on June 15, 2013 upon reaching the mandatory retirement age.

NON-EMPLOYEE DIRECTORS’ OUTSTANDING EQUITY AWARDS

OR FEES DEFERRED INTO SONOCO STOCK EQUIVALENT UNITS

AT 2013 FISCAL YEAR END

	Deferred Into Sonoco Stock Equivalent Units		Stock Options Number Of Shares (2)
Name	Number	Value (1)
H.E. DeLoach, Jr. (3)	–	–	–
J.L. Coker (4)	0	0	0
H.A. Cockrell (5)	–	–	–
P.L. Davies	20,837	$869,336	0
J.R Haley	5,894	245,914	0
E.H. Lawton, III	20,837	869,336	0
J.E. Linville	20,837	869,336	0
J.M. Micali (6)	31,001	1,293,366	0
J.H. Mullin, III (7)	10,899	454,702	0
L.W. Newton	14,272	595,411	0
M.D. Oken	20,771	866,549	0
P.R. Rollier	16,868	703,712	0
T.E. Whiddon	20,837	869,336	5,000

(1)	Based on the December 31, 2013 closing price of $41.72 per share.

(2)	Since 2005, directors have not been granted stock options nor allowed to defer retainer or meeting fees into stock options.

(3)	Mr. DeLoach retired as Chief Executive Officer of Sonoco effective April 1, 2013 and concurrently assumed the role of Executive Chairman of the Board. His compensation as a Director is included Column (i) of the Summary Compensation Table on page 39. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which is prior to his election as Executive Chairman. Mr. DeLoach was not paid Director fees while he was Chief Executive Officer.

(4)	Mr. Coker retired from the Board on February 19, 2013 upon reaching the mandatory retirement age. His stock equivalent units were issued in August 2013 (six months after his retirement date).

(5)	Mr. Cockrell was elected to the Board on July 17, 2013. His retainers and meeting fees for 2013 were paid in cash since deferral elections had to be made prior to December 31, 2012, which is prior to his election.

(6)	Mr. Micali elected to defer 50% his cash retainer ($30,000), 50% of his Lead Director Retainer ($10,000) and 50% and his meeting fees ($16,500) into restricted stock units.

(7)	Mr. Mullin retired from the Board on June 15, 2013 upon reaching the mandatory retirement age. One of his deferral elections was for a one year payout schedule and a second was for three payouts. The payment pursuant to this single payout election and one-third of the payment pursuant to his three payout election were issued in December 2013 (six months after his retirement date).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management and our independent registered public accounting firm, PricewaterhouseCoopers, LLP (“PwC”), our audited financial statements for the year ended December 31, 2013. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committee, issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC such firm’s independence. The Committee has also reviewed the services provided by PwC discussed below, and has considered whether provision of such services is compatible with maintaining auditor independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

T.E. Whiddon (Chair), E.H. Lawton, III,

J.E. Linville, J.M. Micali, M.D. Oken, P.R. Rollier

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as our principal independent registered public accounting firm for 2013, and the Audit Committee has tentatively selected PwC to serve as our principal independent registered public accounting firm for 2014, pending agreement over the terms of their engagement.

Representatives of PwC will be present and available to answer appropriate questions at the Annual Meeting and may make a statement if they wish.

Fees Relating to Services Provided by PwC for 2013 and 2012

The following table sets forth a summary of PwC’s fees for professional services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2013 and 2012 and for other services rendered during 2013 and 2012 on our behalf.

Fee Category ($ in thousands)	2013	% of Total	2012	% of Total
Audit Fees	$3,363	79.8%	$3,468	78.2%
Audit-related Fees	20	.5	54	1.2
Tax Fees	815	19.3	909	20.5
All Other Fees	16	.4	5	.1

Total Fees	$4,214	100.0%	$4,436	100.0%

Audit Fees: Audit fees include fees for professional services rendered for the audit of our consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, and for the services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. (Approximately 45% of the audit fees in 2013 and 2012 relate to audits outside of the United States with statutory audits performed in 27 countries in 2013 and 2012.) Audit fees also include services provided to us in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees: Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, due-diligence and accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees for professional services related to federal, state, and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees for ongoing assistance with tax consulting and planning.

All Other Fees: All other fees include fees for all services other than those reported above including organization reviews. Also reported under “All Other Fees” are the costs of seminars and software provided on a subscription basis.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee Chair is empowered to pre-approve PwC services between meetings, provided all such services are brought to the Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. The Committee also reviews and approves the estimated fees for the integrated audit. Specific pre-approval is required for all other services. These projects are reviewed quarterly, and the status of all such services is reviewed with the Committee. During 2013, all audit and permitted non-audit services were pre-approved by the Committee.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has tentatively selected PricewaterhouseCoopers LLP (“PwC”), to serve as our principal independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014, pending agreement over the terms of their engagement. You will be asked to ratify this selection at the Annual Meeting. PwC, or its predecessors, has audited our books and records for many years.

The Board of Directors recommends that you vote FOR the ratification of the selection of PwC, as our independent registered public accounting firm for the current year (assuming the Audit Committee and PwC, reach an agreement over the terms of their engagement).

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation programs are designed to attract, retain, and reward executives whose contributions support the Company’s long-term success by linking Company performance to executive compensation. These programs have been designed to ensure alignment of management’s actions with shareholder interests. Section 14A of the Securities Exchange Act of 1934 now requires that the shareholders be given the opportunity to vote on a separate advisory (non-binding) resolution to approve the compensation of our named executive officers, as we have described in the “Executive Compensation” section beginning on page 22. In response to the 2011 shareholder vote for in favor of an annual vote frequency, our practice of holding this vote annually will remain in effect at least until the next such shareholder advisory vote on frequency is held in 2017. Although the annual vote on the compensation of our named executive officers is an advisory (non-binding) vote, as it did in 2012 and 2013, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. See “Executive Compensation – Compensation Discussion and Analysis – Other Executive Compensation and Benefit Elements – Review of Overall Compensation Components and Aggregate Awards” on page 32.

The Board of Directors recommends that you vote FOR the following advisory (non-binding) shareholder resolution approving executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

APPROVAL OF THE 2014 LONG-TERM INCENTIVE PLAN

We award long-term equity compensation to encourage achievement of our long-term financial and strategic goals by directly linking Company performance to executive compensation. We believe these awards are critical for attracting, motivating, and retaining a talented management team. Additionally, because the awards are only valuable to our executives if our share price increases, they help align executive compensation with shareholder interests.

As of February 12, 2014, after the February 2014 awards, only 3,600,636 shares remained available for issuance pursuant to equity awards under our 2012 Long-Term Incentive Plan (the “2012 Plan”). Accordingly, on February 12, 2014, our Board of Directors adopted, and we are proposing that shareholders approve at the Annual Meeting, the 2014 Long-Term Incentive Plan (the “Plan”) to make additional shares available so that we can continue to make awards of equity compensation. The Plan is substantially the same as the 2012 Plan, and, upon approval by shareholders, the Plan is intended to replace the 2012 Plan. Although there are many variables that impact how long the shares reserved for issuance under the new Plan will last, the Company currently estimates that the total number of shares requested under the new Plan will provide adequate shares for broad-based distribution over the next 4 years. The following is a summary of the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is included with this Proxy Statement as Exhibit 1.

Summary of the Plan

Purpose of the Plan. The purpose of the Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available. The maximum number of shares of Common Stock that are available for awards under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is the sum of (i) 4,500,000 shares of Common Stock, (ii) any shares remaining available for future awards under the 2012 Long-Term Incentive Plan as of the effective date of the Plan, and (iii) any shares subject to awards granted under our 2012 Long-Term Incentive Plan, 2008 Long-Term Incentive Plan, 1991 Key Employee Stock Plan or our 1996 Non-Employee Directors Stock Plan (collectively, the “Prior Plans”) which are forfeited, expire or are cancelled without delivery of shares, or which result in forfeiture of shares back to the Company. No more than 3,400,000 shares may be issued during the term of the Plan pursuant to awards other than options and SARs. After the effective date, no awards may be granted under the Prior Plans. The following table provides the number of shares subject to outstanding equity awards and the number of shares available for future grants under all Company equity compensation plans as of December 31, 2013:

Number of Stock Options Outstanding:	3,004,687
Weighted Average Exercise Price:	$31.43
Weighted Average Remaining Term (in years):	3.9
Number of Full-Value Stock Awards Outstanding:	1,081,665
Number of Shares Remaining Available for Future Grant:	5,013,920
Common Shares Outstanding as of February 13, 2014:	102,283,120

If any shares of Common Stock subject to awards under the Plan or, under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cash settlement. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to awards, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise and (iv) shares repurchased in the open market by us with the proceeds from the exercise of an option.

Shares of Common Stock under awards made under the Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that are available for awards under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) shall equal the sum of (i) 4,500,000, (ii) any shares remaining available for future awards under the 2012 Long-Term Incentive Plan as of the effective date of the Plan, and (iii) any shares subject to awards granted under the Prior Plans which are forfeited, expire or are cancelled without delivery of shares, or which result in forfeiture of shares back to the Company.

Eligibility. Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the Plan. Options may be either incentive stock options, or nonstatutory stock options. Awards may be granted under the Plan to any employee, including any employee of our subsidiaries, any non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary, other than in connection with the offer and sale of our securities in a capital-raising transaction or as a market maker for our securities; provided, incentive stock options may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups. Under standards currently set for grants under the Plan, as of February 12, 2014, approximately 900 employees and non-employee directors would have been eligible to participate in the Plan had it been effective. The Executive Compensation Committee of the Board of Directors (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants. The Plan provides that no participant may be awarded in any 36-month period options or SARs to purchase more than 2,000,000 shares of Common Stock, or earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code with respect to more than 500,000 shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards denominated in cash that are intended to be “performance-based compensation” under Section 162(m) of the Code is $5,000,000. The dollar value of a cancelled award will continue to count against the $5,000,000 limit.

Administration. The Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange, to the extent required by such rules. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the New York Stock Exchange), and (ii) to the extent permitted by law, and within the parameters set by the Committee, authorize an executive officer or a committee of executive officers to designate employees who are not directors or executive officers to be recipients of awards, to determine the number of shares subject to awards to be received by such employees, and to cancel or suspend awards to such employees.

Stock Options. The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (except for Substitute Awards). Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the New York Stock Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported) (except for Substitute Awards). As of February 12, 2014, the closing price of the Common Stock as reported on the New York Stock Exchange was $41.58 per share. The Plan provides other methods for determining fair market value if the Common Stock is not listed on the New York Stock Exchange.

Unless otherwise provided in an award agreement, the Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than 10 years from the date of grant, except (i) in the event of the participant’s death or disability, or (ii) if, on the last day of the term, exercise of the option (other than an incentive stock option) is prohibited by applicable law, or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition, black-out period or lock-up agreement).

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted (except for Substitute Awards). The term of an SAR may be no more than 10 years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition, black-out period or lock-up agreement). SARs are subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Except for Substitute Awards, awards of restricted stock that vest solely on continued employment will have a minimum vesting period of three years (which may be pro rata), except in the case of death, disability, retirement, a change in control, termination of service or special circumstances determined by the Committee, such as achievement of performance objectives. Grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation are not required to have a minimum vesting period. The minimum vesting period requirements do not apply to restricted stock awards or restricted stock unit awards to directors or consultants or advisors. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component (subject to the same vesting limitations discussed above for restricted stock awards). The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards. The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted alone or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, subject to the same vesting limitations discussed above for restricted stock awards.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The minimum performance period under a performance award is 12 months and the maximum performance period is five years.

Performance Criteria. At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the criteria set forth in the Plan. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon our performance relative to the performance of other companies or upon comparisons of any of the indicators of our performance relative to the indicators of performance of other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria. The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing. The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of the Common Stock (other than in connection with a change in control of the Company), or any other action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules.

Nontransferability of Awards. No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Amendment and Termination. The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of grant and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number, class, and kind of securities available for awards under the Plan, the number, class, kind, and exercise or grant price of securities subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment. The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, continue to vest or be earned, and the terms of such exercise, vesting, or earning on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Federal Income Tax Consequences

The following discussion summarizes certain United States federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the tax consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares of Common Stock acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, if no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise. For purposes of the alternative minimum tax, an incentive stock option is taxed in the year of exercise if the stock is substantially vested in that year.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The grant of restricted stock units is likely an unfunded, unsecured promise to pay under Treasury regulations, such that the participant will not realize ordinary income on the grant of such restricted stock unit award (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Approval

In order to be approved, the Plan requires the affirmative vote of a majority of the total votes cast on the proposal.

The Board of Directors recommends that you vote FOR the approval of the 2014 Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans (2008 Long-Term Incentive Plan, 1991 Key Employee Stock Plan, 1996 Non-Employee Directors’ Stock Plan, and the 2012 Long-Term Incentive Plan) under which equity securities of the Company are authorized for issuance as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,114,999	(1)	$31.93	(2)	5,013,920
Equity compensation plans not approved by security holders	–		–		–
Total	4,114,999	(1)	$31.93	(2)	5,013,920

(1)	Consists of outstanding (i) options and stock appreciation rights (“SARs”) to purchase 3,004,687 shares of common stock (ii) deferred compensation stock units covering an aggregate of 28,647 shares of common stock and (iii) 1,081,665 shares to be issued pursuant to restricted stock units (“RSUs”) made under Sonoco’s equity compensation plans.

(2)	Reflects the weighted average exercise price of options and SARs only.

The following table sets forth the number of stock options, SARs and time-based RSUs granted by the Company in the years ended December 31, 2013, 2012 and 2011. In addition, the table provides the number of shares of common stock issued following the vesting of earned performance-contingent RSUs and the weighted average number of shares of common stock outstanding in the years indicated.

Year	Number of Options/ SARs Granted	Number of Time-Based RSUs Granted	Number of Shares of Common Stock Issued Following Vesting of Earned Performance- Contingent RSUs	Weighted Average Number of Shares of Common Stock Outstanding
2013	852,157	122,617	123,413	102,577,000
2012	734,310	57,742	184,295	101,874,000
2011	607,800	54,335	407,933	101,071,000

INCORPORATION BY REFERENCE

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed filed with the Securities and Exchange Commission or incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

References to our Web site address throughout this Proxy Statement are for information purposes only or to satisfy requirements of the New York Stock Exchange or the Securities and Exchange Commission and are not intended to incorporate our Web site by reference into this Proxy Statement.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2015, you must submit the proposal to the Secretary of the Company in writing by January 30, 2015. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2015, you must be sure the Secretary of the Company receives your written proposal by November 7, 2014. All shareholder proposals must comply with the requirements of our bylaws. The proxy agents, on proxies solicited on behalf of the Board of Directors, will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive by January 28, 2015.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We deliver a single copy of the Annual Report to multiple shareholders sharing one address unless we received contrary instructions from one or more of the shareholders at such address. Upon oral or written request to Sonoco Products Company, c/o Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 USA, (866) 509-5584, Continental Stock Transfer and Trust Company will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above and ask them to send you separate copies. If you are still currently receiving multiple copies of the Annual Report for multiple shareholders at your address and would prefer to receive a single copy in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above, and ask them to send a single copy to your address.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 16, 2014

Sonoco’s 2013 Annual Report and 2014 Proxy Statement are available via the Internet at:

http://www.cstproxy.com/sonoco/2014

As a shareholder of record, you can elect to receive future Annual Reports and Proxy Statements, as well as quarterly financial and other shareholder information, electronically. Instructions are provided on the voting site if you vote via the Internet. Instructions also are provided if you electronically access your shareholder account, and you are not already receiving your Annual Meeting materials electronically. If you select electronic receipt, you will be notified via email by Continental Stock Transfer and Trust Company, our transfer agent, as to when the information will be available for your access. Your election to receive information electronically will remain in effect until you notify Continental Stock Transfer and Trust Company in writing (to Sonoco Products Company, c/o Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 USA) or by telephone (at 866-509-5584) that you wish to resume paper delivery by mail of these materials. If you own Sonoco shares through a broker or a bank, please contact that institution regarding instructions about receiving Annual Meeting materials and other financial information electronically.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any business that will be presented for consideration at the meeting other than as stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

To assure your representation at the meeting, please vote by telephone (if you live in the United States), via the Internet, or mark, sign, date, and return your proxy card or broker voting instruction form as promptly as possible. Please sign exactly as your name appears on the accompanying proxy.

Ritchie L. Bond

Secretary

March 7, 2014

Exhibit 1

SONOCO PRODUCTS COMPANY

2014 LONG-TERM INCENTIVE PLAN

Sonoco Products Company (the “Company”), a South Carolina corporation, hereby establishes and adopts the following 2014 Long-Term Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.	“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3.	“Board” shall mean the Board of Directors of the Company.

2.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.	“Committee” shall mean the Executive Compensation Committee of the Board or a subcommittee thereof formed by the Executive Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.6.	“Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.	“Director” shall mean a non-employee member of the Board.

2.8.	“Dividend Equivalents” shall have the meaning set forth in Section 11.5.

2.9.	“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.	“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be (i) the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported); (ii) if the Shares are not then listed on the New York Stock Exchange, on such other U.S. principal securities exchange on which the Shares are listed; (iii) if the Shares are not listed on the New York Stock Exchange, or any other U.S.

securities exchange, but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; and (iv) if the Shares are neither listed on the New York Stock Exchange or any other U.S. securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, for purposes of determining the Fair Market Value of a Share under Section 6.2(a) on the date of exercise of a Stock Appreciation Right, Fair Market Value shall mean, if the Company is listed on the New York Stock Exchange (or the Shares are traded on any other securities exchange), the current market price of the Shares on the New York Stock Exchange (or such other securities exchange) at the time of exercise of the Stock Appreciation Right.

2.12.	“Limitations” shall have the meaning set forth in Section 10.5.

2.13.	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.	“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15.	“Participant” shall mean an Employee or Director who receives an Award under the Plan.

2.16.	“Payee” shall have the meaning set forth in Section 12.2.

2.17.	“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18.	“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.	“Performance Period” shall mean the period established by the Committee of not less than twelve (12) months and not more than five (5) years during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.20.	“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.	“Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.	“Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.23.	“Prior Plans” shall mean, collectively, the Company’s 1991 Key Employee Stock Plan, 1996 Non-Employee Directors Stock Plan, 2008 Long-Term Incentive Plan, and 2012 Long-Term Incentive Plan.

2.24.	“Restricted Stock” shall mean any Share issued pursuant to the Plan with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26.	“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any Dividend Equivalents with respect to such Awards (subject to Section 11.5), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.28.	“Shares” shall mean the shares of the Company’s no par value common stock.

2.29.	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.30.	“Subsidiary” shall mean (i) with respect to incentive stock options (as defined in Section 5.7) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (ii) with respect to all other Awards, in addition to the corporations in clause (i), a corporation, partnership, limited liability company, joint venture or other entity in which the Company has a significant equity interest.

2.31.	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32.	“Vesting Period” shall have the meaning set forth in Section 7.1.

3. SHARES SUBJECT TO THE PLAN

3.1.	Number of Shares.

(a)       Subject to adjustment as provided in Section 11.2, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) four million five hundred thousand (4,500,000), (ii) any Shares available for future awards under the 2012 Long-Term Incentive Plan as of the effective date (as provided in Section 12.13), and (iii) any Shares that are represented by awards granted under the Prior Plans which are forfeited, expire or are cancelled without delivery of Shares, or which result in forfeiture of Shares back to the Corporation. No more than three million four hundred thousand (3,400,000) Shares may be issued during the term of the Plan pursuant to Awards other than Options and Stock Appreciation Rights. After the effective date of the Plan (as provided in Section 12.13), no awards may be granted under the Prior Plans.

(b)       If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or, an option granted under the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, or an award under the Prior Plans, and (iii) Shares subject to a Stock Appreciation Right, or, a stock appreciation right under the Prior Plans, that are not issued in connection with their settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or, options under the Prior Plans.

(c)       Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)       Any Share that again becomes available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Share was subject to an Award granted under the Plan or option or stock appreciation right granted under the Prior Plans, and (ii) as the number of Shares previously counted against the total number of Shares available for issuance or delivery under the Prior Plans if such Shares were subject to awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1.	Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.	Administration.

(a)       The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property, and other amounts payable with respect to an Award made under the Plan shall be deferred, either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner, and to the extent, that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)       Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing any action or determination specifically affecting or relating to an Award to a Director (i) shall be made by the Governance Committee of the Board and (ii) shall be subject to the prior approval of the Board with respect to the type of Award, the number of shares subject to the Award, the exercise price of, or amount payable for, the Award, and the vesting conditions for the Award.

(c)       To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may (i) delegate to a committee of one or more Directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company: (A) designate Employees (including officers) to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees, and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such executive officer(s) must specify the total number of Shares subject to Awards that such executive officer(s) may so award, and (y) the Committee may not authorize any executive officer to designate himself or herself as the recipient of an Award.

5. OPTIONS

5.1.	Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.	Award Agreements. All Options granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.	Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a change in control of the Company), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

5.4.	Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law, or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5.	Exercise of Options.

(a)       Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)       Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)       Notwithstanding the foregoing, an Award Agreement may provide that, if on the last day of the term of an Option, the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6.	Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.	Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall equal the maximum aggregate share authorization as set forth in Section 3.1(a), subject to adjustment as provided in Section 11.2.

6. STOCK APPRECIATION RIGHTS

6.1.	Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)       Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one (1) Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)       The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, an Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) a term not greater than ten (10) years except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e)       An Award Agreement may provide that, if on the last day of the term of a Stock Appreciation Right, the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)        Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a change in control of the Company), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.	Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units.

7.2.	Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.	Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited, or (ii) be accumulated, and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.	Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary, and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a change in control of the Company or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

7.5.	Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book-entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1.	Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.	Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3.	Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a change in control of the Company or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

8.4.	Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1.	Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2.	Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.	Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.	Payment. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1.	Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.	Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; new product sales; operating income (before or after taxes); pre-tax or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets, net assets, or net operating assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA)); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels (based on cash or days); operating margins, gross margins, EBIT margins, EBITDA margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, productivity and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies, or upon comparisons of any of the indicators of Company performance relative to indicators of performance of other companies. The Committee may also exclude the impacts on any such measures related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.	Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant, or as otherwise determined by the Committee in special circumstances.

10.4.	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.	Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 11.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 2,000,000 Shares or (ii) earn more than 500,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is canceled, the canceled Award shall continue to be counted toward the applicable Limitation or, if applicable, the maximum dollar value in the preceding sentence.

11. GENERALLY APPLICABLE PROVISIONS

11.1.	Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.5. The Board may not (except pursuant to Section 11.2 or in connection with a change in control of the Company), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right, or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2.	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations (other than to Awards denominated in cash), the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

11.3.	Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, descendants (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

11.4.	Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned, and the terms of such exercise, vesting or earning on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5.	Deferral ; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

12. MISCELLANEOUS

12.1.	Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.2.	Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant or a Permitted Assignee thereof (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Payees to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Payee’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence) otherwise deliverable in connection with the Award.

12.3.	Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.

No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

12.4.	Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5.	Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a)       In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

(b)       If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure policy, covenant, or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled, and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

12.6.	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7.	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or any Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

12.8.	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.9.	Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, or any government regulatory agency, or impermissible under the rules of any exchange on which shares are listed, such unlawfulness, invalidity, unenforceability, or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid, unenforceable, or impermissible, then such unlawfulness, invalidity, unenforceability, or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable, or impermissible and the maximum payment or benefit that would not be unlawful, invalid, unenforceable, or impermissible shall be made or provided under the Plan.

12.10.	Construction. As used in the Plan, the words “ include “ and “ including ,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “ without limitation .”

12.11.	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.12.	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of South Carolina, without reference to principles of conflict of laws, and construed accordingly.

12.13.	Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will terminate except as to Awards then outstanding under the Plan provided, however, in no event may an incentive stock be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.14.	Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

12.15.	Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.16.	No Registration Rights; No Right to Settle in Cash . The Company has no obligation to participants to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) the issuance of any Shares upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that (x) any offer or issuance of any Award, (y) any issuance of Shares upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

12.17.	Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.18.	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

As a shareholder of Sonoco Products Company, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 15, 2014.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲
PROXY		Please mark your votes like this	☒

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

		FOR ALL	FOR ALL EXCEPT	WITHHOLD FOR ALL
1.	To elect five members to the Board of Directors.	☐	☐	☐

Nominees:

Three-Year Term:
01 H.A. Cockrell 02 B.J. McGarvie	03 J.M. Micali 04 L.W. Newton	05 M.D. Oken

(Instructions: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the nominee(s) name(s) on the following blank line.)

*For All Except

2.	To ratify the selection of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
3.	To approve the advisory resolution on Executive Compensation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve the 2014 Long-Term Incentive Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE			☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2014.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2014 Proxy Statement and the 2013 Annual Report to Shareholders are available at: http://www.cstproxy.com/sonoco/2014

▲ FOLD HERE  —  DO NOT SEPARATE  —  INSERT IN ENVELOPE PROVIDED ▲

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Barry L. Saunders, Vice President and Chief Financial Officer, or Ritchie L. Bond, Vice President, Treasurer, and Secretary, as proxy agent, each with the power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 26, 2014 at the Annual Meeting of Shareholders to be held on April 16, 2014, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, TO RATIFY THE SELECTION OF PWC LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION AND FOR THE 2014 LONG-TERM INCENTIVE PLAN.

This card also constitutes voting instructions to the plan Trustee for shares of Sonoco Products Company held in the Sonoco Products Company Savings Plan. You may direct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued, and to be marked, dated and signed, on the other side)